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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

BENCHMARK ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022 notice of annual meeting and proxy ststement

BENCHMARK ELECTRONICS, INC.

56 South Rockford Drive

Tempe, Arizona 85281

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 25, 2022

Date: Wednesday, May 25, 2022 Time: 8:00 a.m. local time Location: Benchmark Electronics, Inc. 56 South Rockford Drive Tempe, Arizona 85281*

AGENDA:

 1.     to elect nine directors to serve on the Board of Directors until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified;

 2.     to provide an advisory vote on the compensation of the Company’s named executive officers;

 3.     to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;

4.     to approve an amendment to the Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan to increase the total number of authorized shares of the Company’s common stock available for grant thereunder by 1,375,000 shares; and

5.     to transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE

Shareholders of record of Benchmark Electronics, Inc. (the “Company”) at the close of business on March 31, 2022 are entitled to notice of and to vote at the meeting and any adjournment thereof. You are cordially invited to attend the meeting.

By order of the Board of Directors,

/s/ Stephen J. Beaver

Stephen J. Beaver
Secretary

Tempe, Arizona

April 15, 2022

*

We are actively monitoring the federal, state and local public health guidance related to COVID-19. In the event it is not possible or advisable to hold our annual meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change of venue or holding the meeting solely by means of remote communication. Please monitor our website at www.bench.com under “Investors,” as well as our filings with the Securities and Exchange Commission, for updated information. If you are planning to attend our meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the annual meeting.

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the meeting, please act promptly to vote your shares. You may vote in person or by using a proxy as follows:

By internet:	By Telephone:	By Mail:

Go to www.proxypush.com/BHE.

Please have the Notice of Internet Availability of

Proxy Materials (the “Notice”) we sent to you

in hand because it has your personal control

number(s) needed for your vote.

	Call 1-866-206-5293 on a touch-tone phone. Please have the Notice we sent to you in hand because it has your personal control number(s) needed for your vote.	Please request written materials as provided in the Notice; then complete, sign and date the proxy card and return it to the address indicated thereon.

Your proxy is revocable at any time before it is voted at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE
HELD ON MAY 25, 2022:

THE PROXY MATERIALS FOR THE ANNUAL MEETING, INCLUDING THIS PROXY STATEMENT AND THE COMPANY’S 2021 ANNUAL
REPORT TO SHAREHOLDERS, ARE AVAILABLE AT WWW.BENCH.COM UNDER “INVESTORS” OR AS PROVIDED IN THE NOTICE.

i    Benchmark.    Benchmark Electronics, Inc.     •    2022 Proxy Statement

BENCHMARK ELECTRONICS, INC.

56 South Rockford Drive

Tempe, AZ 85281

(623) 300-7000

April 15, 2022

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 25, 2022

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Company’s 2022 annual meeting of shareholders to be held at the Company’s headquarters at 56 South Rockford Drive, Tempe, AZ 85281 on Wednesday, May 25, 2022 beginning at 8:00 a.m. local time (Arizona), and any adjournment thereof (the “Meeting”) for the purposes set forth in this Proxy Statement.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our 2021 Annual Report to Shareholders available to shareholders electronically on the Internet. On or about April 15, 2022, we began mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders with instructions on how to access the proxy materials online or request a printed copy of the materials. We believe this electronic process will expedite your receipt of the proxy materials and reduce the cost and environmental impact of the Meeting.

Proxies

Proxies properly submitted by internet, telephone or otherwise properly executed and received by the Company before or at the Meeting and not revoked will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly submitted and received by the Company and not revoked will be voted:

•	FOR the election of all nominees for director named herein to serve on the Board until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified;
•	FOR the advisory resolution approving the named executive officer compensation (“Say-on-Pay”) as disclosed in this Proxy Statement;
•	FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Company for the year ending December 31, 2022; and
•

FOR the approval of the amendment to the Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan (the “2019 Omnibus Plan”) to increase the total number of authorized shares of the Company’s common stock available for grant thereunder by 1,375,000 shares.

The proxy also confers on the persons named therein discretionary authority to vote with respect to any other matter that properly comes before the Meeting.

Proxies may be revoked by written notice received by the Company’s Secretary at any time before they are voted at the Meeting by delivering a signed notice of revocation to the Secretary, or a later dated signed proxy, or by attending the Meeting and voting in person by ballot.

Shareholders Entitled to Vote

Shareholders of record at the close of business on March 31, 2022 (“Record Date”) are entitled to notice of and to vote at the Meeting. As of March 31, 2022, there were 35,257,685 shares of common stock, $0.10 par value per share (“Common Shares”), issued, outstanding and entitled to vote at the Meeting. Each Common Share is entitled to one vote on all matters that may properly come before the Meeting. However, shares held at your broker, bank or other nominee for which you do not submit voting instructions will not be voted and will be deemed not entitled to vote with regard to certain proposals as discussed under “How to Vote If You Hold Your Shares in ‘Street Name’” below.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 1

INTRODUCTION

How to Vote If You Are a Registered Holder of Common Stock

If you are a registered holder of shares, you may vote them either by proxy as set forth in the Notice and/or proxy card in advance of the Meeting or by voting in person at the Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf.

Attending the Meeting

Only holders of our Common Shares as of the close of business on the Record Date, which was March 31, 2022, or their duly appointed proxies, may attend the Meeting. If you hold your shares through a broker, bank or other nominee, you will be required to show the Notice or voting instructions form you received from your broker, bank or other nominee or a copy of a statement (such as a brokerage statement) from your broker, bank or other nominee reflecting your stock ownership as of the Record Date in order to be admitted to the Meeting. All attendees must bring a government-issued photo ID to gain admission to the Meeting. Please note that recording devices, photographic equipment, large bags and packages will not be permitted in the meeting room.*

How to Vote If You Hold Your Shares in “Street Name”

Most shareholders do not have their shares registered directly with the Company in their name; instead their shares are held in their brokerage account or by a bank or other custodian who votes the shares according to the instructions submitted to them by the beneficial owner of the shares. If you do not submit voting instructions to your broker, bank or other nominee, they will not be permitted to vote your shares on any proposal, unless the proposal constitutes a “discretionary” item and your broker, bank or other nominee is a member of the New York Stock Exchange (“NYSE”) and permitted by NYSE rules to vote on “discretionary” items, such as the ratification of the Company’s independent registered public accounting firm. The election of directors, the Say-on-Pay vote and the approval of the amendment to the 2019 Omnibus Plan are “nondiscretionary” items. Without your instructions, your shares may be represented at the Meeting, but as to nondiscretionary items, they may not be voted, resulting in “broker non-votes” on those items. Because they cannot be voted on those matters, they are not deemed to be “entitled to vote” on those matters and will not be included in the calculation of voting results for those matters (neither in the numerator nor the denominator).

Accordingly, we urge you to promptly give instructions to your broker, bank or other nominee to vote FOR each of the proposals contained in this Proxy Statement by using the voting instruction card provided to you by your broker, bank or other nominee. Please note that if you intend to vote your street name shares in person at the Meeting, you must obtain a “legal proxy” from your broker, bank or other nominee and present it at the Meeting.

Quorum, Voting Requirements and Other Matters

The presence at the Meeting, in person or represented by proxy, of the holders of a majority of the outstanding Common Shares is necessary to constitute a quorum for the conduct of business. Common Shares represented by a proxy that is properly submitted by internet or telephone, or otherwise properly completed, signed and returned, will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as withholding authority, casting a vote or abstaining or lacks instructions as to any “discretionary” item.

All matters specified in the notice of the Meeting require the approval of the affirmative vote of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. An abstention on any matter, or withholding authority to vote with respect to the election of directors, will have the effect of a vote against the proposal. Proxies granted by shareholders holding their shares in “street name” to their broker, bank or other nominee and left uninstructed with respect to any “nondiscretionary” items are deemed to be not “entitled to vote” on those items, as “broker non-votes”, and will not be included in the calculation of voting results for those matters (neither in the numerator nor the denominator).

An Inspector of Election appointed by the Company will tabulate votes at the Meeting.

The Board is not aware of any matters to come before the Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

Voting Results

The preliminary voting results may be announced at the Meeting. The final voting results will be announced in a Current Report on Form 8-K filed with the SEC within four business days after the Meeting.

*

We are actively monitoring the federal, state and local public health guidance related to COVID-19. In the event it is not possible or advisable to hold our annual meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change of venue or holding the meeting solely by means of remote communication. Please monitor our website at www.bench.com under “Investors,” as well as our filings with the SEC, for updated information. If you are planning to attend our meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the annual meeting.

2 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election

The following table sets forth information with respect to each nominee for election as a director of the Company nominated by the Board. Each nominee was proposed to the Board for election by its Nominating, Sustainability and Governance Committee, and the Board determined to nominate these candidates for election by the shareholders at the Meeting. The Board has reviewed the qualifications of each nominee and has determined that, other than Mr. Benck, each satisfies the (i) independence standards promulgated by the NYSE and applicable regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) “non-employee director” standards set forth in such regulations, and (iii) “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations. The information as to age, principal occupation and directorships has been furnished by the nominees.

Name	Age	Principal Occupation	Director Since

David W. Scheible	65	Chairman of the Board of the Company and Current Operating Advisor to the funds of Clayton, Dubilier & Rice	2011
Anne De Greef-Safft	59	Advisor to Private Equity Firms and their Portfolio Companies through ADS Consulting	2019
Douglas G. Duncan	71	Retired President and Chief Executive Officer of FedEx Freight Corporation	2006
Robert K. Gifford	64	President and Chief Operating Officer of BeachBody LLC	2016
Ramesh Gopalakrishnan	54	President and Chief Operating Officer of Wind, TPI Composites, Inc.	2021
Kenneth T. Lamneck	67	Retired President and Chief Executive Officer of Insight Enterprises, Inc.	2013
Jeffrey S. McCreary	65	Retired Interim President and Chief Executive Officer of Isola Group	2016
Lynn A. Wentworth	63	Chair of the Audit Committee of Graphics Packaging Holding Company	2021
Jeffrey W. Benck	56	President and Chief Executive Officer of the Company	2019

Board Tenure, Skills and Qualifications

TENURE (number of years)	SKILLS AND QUALIFICATIONS

AGE DISTRIBUTION

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 3

PROPOSAL 1 — ELECTION OF DIRECTORS

DAVID W. SCHEIBLE Age: 65 Director Since: 2011 Committees: • Human Capital and Compensation • Nominating, Sustainability and Governance

Biographical Information

David W. Scheible has been a director of the Company since 2011 and has served as non-executive Chairman of the Board since March 2016. He serves on the Human Capital and Compensation and the Nominating, Sustainability and Governance Committees. Since June 2016, he has been an Operating Advisor to the funds of Clayton, Dubilier & Rice, a private investment firm. From 1998 to December 2015, Mr. Scheible held increasingly senior-level executive roles at Graphic Packaging Holding Company (NYSE:GPK), a global manufacturer of custom packaging, paperboard, laminations and coatings, systems and machinery and provider of contract packaging services to multinational companies. He served as its Chairman of the Board (May 2013-May 2016), Chief Executive Officer (2007-December 2015), and previously as Chief Operating Officer and Executive Vice President of Commercial Operations. From 1986 to 1998, he was an executive with Avery Dennison Corporation, a global manufacturer of self-adhesive products, office products and specialized label systems. Mr. Scheible received an MBA in Finance and a Bachelor of Science in Biochemistry from Purdue University.

Qualifications

With his experience as chairman, chief executive officer and as a senior executive of global manufacturing, including contract manufacturing, companies over his 30-year career, Mr. Scheible brings to the Board highly relevant leadership skills and international operations expertise.

ANNE DE GREEF-SAFFT Age: 59 Director Since: 2019 Committees: • Human Capital and Compensation • Nominating, Sustainability and Governance

Biographical Information

Anne De Greef-Safft has been a director of the Company since December 2019 and is a member of the Human Capital and Compensation and the Nominating, Sustainability and Governance Committees. In February 2022, Ms. De Greef-Safft joined the Board of Ambarella, Inc. (NASDAQ:AMBA) and serves on its Nominating and Governance Committee. Ambarella’s artificial intelligence semiconductor solutions are used in a wide variety of human and computer vision applications. Since 2018, Ms. De Greef-Safft has also served as a member of the Board of Ag Growth International Inc. (TSE:AFN) ("AGI"), a provider of solutions for global food infrastructure including seed, fertilizer, grain, feed, and food processing systems. She chairs AGI’s Environmental, Health, and Safety Committee, and is a member of the Human Resources & Compensation and Governance, Sustainability & Social Responsibility Committees.  Ms. De Greef-Safft currently provides strategic and operational consulting services to private equity firms and their portfolio companies. From 2015 until her retirement in 2017, Ms. De Greef-Safft was Group President of the Food Service Equipment Group of Standex International Corporation. Prior to 2015, Ms. De Greef-Safft held four successive positions at Danaher Corporation as President of increasingly complex, global operating companies over a period of 12 years.  Before joining Danaher, she held various leadership positions in engineering, marketing, sales, and business development for global manufacturing companies. Ms. De Greef-Safft earned her BSEE and MSEE degrees from the Catholic University of Louvain (KU Leuven) in Belgium and an MBA from Babson College in Massachusetts.

Qualifications Ms. De Greef-Safft brings to the Board product development, marketing, sales and manufacturing experience, both as an operator and as a seasoned global executive.

4 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

DOUGLAS G. DUNCAN Age: 71 Director Since: 2006 Committees: • Audit • Nominating, Sustainability and Governance (Chair)

Biographical Information

Douglas G. Duncan has been a director of the Company since 2006, is a member of the Audit Committee, and chairs the Nominating, Sustainability and Governance Committee. He is the retired President and Chief Executive Officer of FedEx Freight Corporation, a provider of regional and interregional less-than-truckload freight services. He was founding CEO of this stand-alone, wholly owned subsidiary corporation of FedEx Corporation and served in that capacity from 2001 to 2010. He also served on the Strategic Management Committee of FedEx Corporation. Before the formation of FedEx Freight, he served as President and Chief Executive Officer of Viking Freight. Mr. Duncan has also held management positions in operations, sales and marketing with Caliber System and Roadway Express. He served on the Executive Committee of the American Trucking Associations and as Chairman of the American Transportation Research Institute. He graduated from Christopher Newport University, where he served on the Board of Visitors. He also serves on the board of directors of J.B. Hunt Transport Services, Inc. (NASDAQ:JBHT).

Qualifications

Mr. Duncan brings to the Board not only his experience as a chief executive officer, but also his skills and insight into operational logistics, which he developed over the course of his 30-year career in the transportation industry. His ability to develop and execute corporate strategy at an organizational level is evidenced by his leadership as President and Chief Executive Officer at FedEx Freight.

ROBERT K. GIFFORD Age: 64 Director Since: 2016 Committees: • Human Capital and Compensation (Chair)

Biographical Information

Robert K. Gifford has been a director of the Company since 2016 and chairs the Human Capital and Compensation Committee. Since March 2017, he has served as the Chief Operating Officer of BeachBody LLC, a fitness company. From June 2016 to February 2017, he was the Head of Operations and Quality for the Ultrasound Division of Siemens Healthineers, a medical technology company. From 2010 to June 2015, he held increasingly senior roles at Ingram Micro Inc., a global technology distributor and technology sales, marketing and logistics company, most recently serving as Senior Executive Vice President and President of Supply Chain Solutions and previously as Executive Vice President of Global Logistics. Mr. Gifford also previously served as Senior Vice President of Global Supply Chain at Ecolab Inc., a provider of cleaning and sanitizing products to healthcare and food and beverage industries worldwide, and as Vice President of its North America Chemical Supply Chain & Global Equipment Supply Chain. Prior to that, Mr. Gifford progressed from early management roles beginning in 1996 at Compaq Computer Corporation prior to its acquisition by Hewlett-Packard Company (n/k/a HP Inc.), to serving as Vice President of Worldwide Logistics and Program Manager of HP, Inc. He received his MBA from Texas A&M University in 2006 and his BS in Manufacturing Management from San Jose State University in 1996.

Qualifications Mr. Gifford brings to the Board his experience and expertise leading global supply chain systems for Fortune 100 companies in the technology industry.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 5

PROPOSAL 1 — ELECTION OF DIRECTORS

RAMESH GOPALAKRISHNAN Age: 54 Director Since: 2021 Committees: • Audit

Biographical Information

Ramesh Gopalakrishnan has been a director of the Company since October 2021 and member of the Company’s Audit Committee.  Mr. Gopalakrishnan is currently the President and Chief Operating Officer, Wind of TPI Composites, Inc., a global manufacturer of utility-scale wind turbine blades. From September 2016 until December 2021, Mr. Gopalakrishnan was the Chief Operating Officer of Wind Operations.  Prior to joining TPI Composites, Inc., Mr. Gopalakrishnan was with Senvion GmbH, where he served as the Executive Vice President of Manufacturing from May 2015 to August 2016 and Senior Vice President, Global Blades, from February 2013 to April 2015. Mr. Gopalakrishnan also served as the Chief Operating Officer of Suzlon Energy Composites from February 2011 to January 2013. Prior to joining Suzlon Energy Composites, Mr. Gopalakrishnan held leadership roles in supply chain and strategy at Halliburton (2006-2010). Before his time at Halliburton, Mr. Gopalakrishnan held several leadership roles in operations, engineering, and advanced technology at General Electric (1996-2006) and Siemens (1993-1996). He holds a Bachelor of Science in mechanical engineering from the Indian Institute of Technology Bombay, and a Master of Science and a doctorate in mechanical engineering from State University of New York at Stony Brook.

Qualifications

Mr. Gopalakrishnan brings to the Board strong global operational and strategy expertise, derived from executive leadership positions at several multi-national companies around the world. His deep manufacturing and technology experience as well as his diverse perspectives and thought leadership further support Benchmark's strategic growth objectives.

KENNETH T. LAMNECK Age: 67 Director Since: 2013 Committees: • Audit (Chair) • Nominating, Sustainability and Governance

Biographical Information

Kenneth T. Lamneck has been a director of the Company since 2013, chairs the Audit Committee and is a member of the Nominating, Sustainability and Governance Committee. From 2010 to 2021, he served as the President, Chief Executive Officer, and a Director of Insight Enterprises, Inc. (NASDAQ:NSIT), a global provider of information technology hardware, software and service solutions to businesses and public sector clients in over 190 countries. From 2004 to 2009, he was President, the Americas, at Tech Data Corporation, a wholesale distributor of technology products, where he led operations in the United States, Canada and Latin America. From 1996 to 2003, he held various executive management positions at Arrow Electronics, including President of Arrow/Richey Electronics and President of Arrow’s Industrial Computer Products business. Following five years of service in the United States Army, he began his civilian career at IBM as an engineer. Mr. Lamneck recently joined the board of directors of Fidelity National Information Services (NYSE:FIS). Mr. Lamneck received an MBA from the University of Texas at El Paso and a Bachelor of Science from the United States Military Academy at West Point.

Qualifications

Mr. Lamneck’s wide-ranging industry experience spanning over 30 years, both as a chief executive officer of a global technology provider and in other leadership roles at multiple global hardware, software and services companies, enables him to bring to the Board a strong international operations background and a depth of understanding into the operation and management of companies in the technology industry.

6 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

JEFFREY S. MCCREARY Age: 65 Director Since: 2016 Committees: • Nominating, Sustainability and Governance • Human Capital and Compensation

Biographical Information

Jeffrey S. McCreary has been a director of the Company since 2016 and is a member of the Human Capital and Compensation and the Nominating, Sustainability and Governance Committees. He served as a member of the board of directors (2006-2017) of Isola Group, a leading global material sciences company that designs, develops, manufactures and markets laminate materials used to fabricate advanced multilayer printed circuit boards, and previously served as its Interim President and CEO. Mr. McCreary also served as a director and Interim President and CEO of Integrated Device Technology, Inc., which develops system-level solutions that optimize customers’ applications. In addition, he previously served as a director of MIPS Technologies, Inc., a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications, and as a director of the Gennum Corporation, a provider of semiconductor solutions and intellectual property cores. Mr. McCreary is a former Senior Vice President at Texas Instruments, where he also served as Manager of Worldwide Sales and Marketing and in a number of other executive positions, including General Manager of Advanced Logic Products and General Manager of Worldwide Military Semiconductors. He is an NACD Board Leadership Fellow and received a B.S. in Electrical Engineering from the Rose-Hulman Institute of Technology in 1979 and an Honorary Doctorate of Engineering from Rose-Hulman in 2004.

Qualifications Mr. McCreary brings to the Board his technology expertise and senior sales executive experience, along with his experience as a director of technology companies.

LYNN A. WENTWORTH Age: 63 Director Since: 2021 Committees: • Audit

Biographical Information

Lynn A. Wentworth has been a director of the Company since June, 2021 and is a member of the Audit Committee. Ms. Wentworth serves as a director and chair of the audit committee for Graphic Packaging Holding Company (NYSE:GPK). She was a director for CyrusOne, Inc. from 2014 until its acquisition by a consortium led by KKR and Global Infrastructure Partners (GIP) in March 2022 and had served as chair of the board since May 2021. Ms. Wentworth was also a director of Cincinnati Bell, Inc. from 2008 until its acquisition by Macquarie Asset Management in September 2021 and had served as chair of the board since May 2019.  She served as the Senior Vice President, Chief Financial Officer and Treasurer of BlueLinx Holdings Inc. until her retirement in 2008. Prior to joining BlueLinx in 2007, Ms. Wentworth was with BellSouth Corporation from 1985 to 2007, where she served as Vice President and Chief Financial Officer for the Communications Group from 2004 to 2007 and Vice President Treasurer from 2003 to 2004. She also held a variety of financial and operational assignments with increasing responsibility in tax, strategic planning, investor relations, financial planning, sales, operations, and treasury for BellSouth. Ms. Wentworth began her career at Coopers & Lybrand, where she served in both the audit and tax divisions. She holds a bachelor’s degree from Babson College, a master’s degree in taxation from Bentley College and a master’s in business administration from Georgia State University.

Qualifications

Ms. Wentworth brings to the Board a wealth of financial, operational and strategy expertise demonstrated by a track record of growth and diversification for the companies she has served.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 7

PROPOSAL 1 — ELECTION OF DIRECTORS

JEFFREY W. BENCK Age: 56 Director Since: 2019 • Company’s President and Chief Executive Officer

Biographical Information

Jeffrey W. Benck has been President, Chief Executive Officer and a director of the Company since March 2019. Prior to joining the Company, Mr. Benck served as President, Chief Executive Officer and Director of Lantronix, a global provider of hardware and software solutions for the Internet-of-Things (IoT) and Out-of-Band Management (OOBM) from December 2015 to February 2019. He spent two years as an Independent Board Director for Netlist Corporation, a leading provider of high-performance modular memory subsystems. Prior to joining Lantronix, Mr. Benck served as President and Chief Executive Officer of Emulex Corporation, a global supplier of advanced networking, monitoring and management solutions from July 2013 until Emulex was acquired by Avago Technologies in May 2015. He joined Emulex in May 2008 as Executive Vice President and Chief Operating Officer and was subsequently appointed to President and Chief Operating Officer in August 2010. Prior to joining Emulex, Mr. Benck was President and Chief Operating Officer of QLogic Corporation, a supplier of storage networking solutions. Earlier, he spent 18 years at IBM Corporation where he held a variety of executive leadership roles, including serving as Vice President of xSeries, BladeCenter and Retail Store Solutions development. He is also a distinguished inventor in the computer systems field and holds six U.S. patents. Mr. Benck holds a Master of Science degree in management of technology from University of Miami and a Bachelor of Science degree in mechanical engineering from Rochester Institute of Technology.

Qualifications

Mr. Benck’s broad industry experience over more than 25 years, both as a Chief Executive Officer and Director of multiple technology companies as well as other senior leadership roles in Engineering, Marketing, and Program Management at several global hardware, software and services companies enables him to provide insights to the Board from a deep understanding of operations and management of companies in the technology industry. Further, his experience as a former OEM customer of both Benchmark and our competitors also provides a unique perspective to the board.

8 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Election Procedures; Term

Directors will be elected by the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. Unless authority to vote for the election of directors is withheld as to any or all of the nominees, all Common Shares represented by proxy will be voted for the election of the nominees. If the authority to vote for the election of directors is withheld as to any but not all of the nominees, all Common Shares represented by any such proxy will be voted for the election of the nominees as to whom such authority is not withheld. If a nominee becomes unavailable to serve for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board, however, has no reason to believe that any nominee will be unavailable to serve as a director.

Upon completion of the Meeting, the Board will consist of nine members. Any vacancy on the Board occurring after the election may be filled (1) by election at any annual or special meeting of the shareholders called for that purpose, or (2) by a majority of the remaining directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his or her predecessor.

All directors will be elected to serve until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified.

✓	The Board of Directors recommends a vote FOR the election of each of the nominees to the Board of Directors.

Executive Officers

The officers of the Company are elected by, and serve at the discretion of, the Board. The executive officers of the Company are Jeffrey W. Benck, Roop K. Lakkaraju, Michael D. Buseman, Stephen J. Beaver, Jan M. Janick, Robert B. Crawford, Scott M. Hicar, and Rhonda R. Turner. See “Election of Directors — Nominees for Election” for information regarding Mr. Benck’s age, Company service and business experience.

ROOP K. LAKKARAJU | Executive Vice President, Chief Financial Officer

 Roop K. Lakkaraju, 51, has been Executive Vice President and Chief Financial Officer since January 2018. In February 2022, he joined the board of Infinera Corporation (NASDAQ:INFN) a global supplier of innovative open optical networking solutions and serves as a member of the audit committee. From February 2017 to January 2018, he served as Chief Financial Officer of Maana, Inc., an enterprise software company. From October 2013 to February 2017, he served as Chief Operating Officer and Chief Financial Officer of Support.com, a provider of cloud-based software and services for technology support. From July 2011 to October 2013, he was Chief Financial Officer of Quantros, Inc., a provider of enterprise SaaS-based solutions and information services that advance healthcare quality and safety performance. Prior to that he held executive financial and operational roles at 2Wire, Solectron Corporation, and Safeguard Scientifics. He began his career in 1993 as an auditor with Grant Thornton before joining PricewaterhouseCoopers in their Audit and Business Advisory Services. Mr. Lakkaraju holds a B.S. in Business Administration from San Jose State University.

MICHAEL D. BUSEMAN | Executive Vice President, Chief Operating Officer

Michael D. Buseman, 60, has been the Executive Vice President and Chief Operating Officer since December 2020 and has been a member of the executive leadership team since July 2017. From July 2017 to December 2020, he served as the Executive Vice President, Global Operations. He served as Chief Global Logistics and Operations Officer of Avnet, Inc., a global electronics components company, from November 2013 to July 2017. From 2007 until November 2013, he was Executive Vice President of Global Manufacturing Operations of Plexus Corp., having served as its Vice President of Global Technology, Quality and Facilities since 2006. Mr. Buseman previously served as Vice President and General Manager of Operations of Celestica, Inc., as well as its Director, Operations, Engineering, and Technology. He began his career in 1983 with Unisys, Inc., holding positions of increasing responsibility, including Principal Process Engineer and Director of Advanced Design Manufacturing Services. Mr. Buseman holds a BS in Mechanical Engineering from South Dakota State University and an MBA from the University of St. Thomas, Minnesota.

STEPHEN J. BEAVER | Senior Vice President, General Counsel and Chief Legal Officer, Corporate Secretary

Stephen J. Beaver, 50, has been the Senior Vice President, General Counsel and Chief Legal Officer since December 2020 and has been the Corporate Secretary and a member of the executive leadership team since August 2018. From August 2018 to December 2020, he was Vice President, General Counsel & Corporate Secretary. Prior to joining Benchmark, Mr. Beaver served as Senior Vice President and General Counsel for Aspect Software, Inc., an enterprise software company, from April 2013 to August 2018. Prior to Aspect, Mr. Beaver was with TPI Composites, Inc., where held the post of General Counsel and Corporate Secretary from September 2008 until April 2013. Prior to TPI Composites, Mr. Beaver was Vice President, General Counsel & Secretary for Swift Transportation Company, Inc. until September 2008. Earlier in his career, Mr. Beaver practiced in the areas of labor and employment law and commercial litigation at the international law firm of Bryan Cave Leighton Paisner LLP. Mr. Beaver received a Bachelor’s Degree in Communications from the University of Arizona in 1993. He received a Juris Doctorate from Marquette University Law School, Milwaukee, Wisconsin, in 1998.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 9

PROPOSAL 1 — ELECTION OF DIRECTORS

Robert B. Crawford | Senior Vice President, Chief Revenue Officer

 Robert B. Crawford, 58, has been Senior Vice President, Chief Revenue Officer for the Company since July 2019. From 2015 until June 2019, Mr. Crawford served as Vice-President, Global Sales-Advanced Technology Solutions at Celestica, Inc. He served as Sr. Vice President of Worldwide Sales and Marketing for QLogic Corporation, from 2011 to 2014. Mr. Crawford held various leadership roles in leading companies, including Quantum Corporation and Dell Inc., from 1999 to 2011. Mr. Crawford holds a Bachelor of Science in mechanical engineering from Texas A&M University and an MBA from Pepperdine University.

SCOTT M. HICAR | Senior Vice President, Chief Information Officer

Scott M. Hicar, 55, has been Senior Vice President, Chief Information Officer since December 2020 and has been a member of the executive leadership team since September 2017. From September 2017 to December 2020 he served as Vice President of Business Process Improvement and Chief Information Officer. From 2015 to 2017 he worked for TwentyEighty, a corporate learning and performance management company focused on sales growth, leadership and strategy execution as its Chief Information Officer. From 2009 to 2014, he was Senior Vice President and Chief Information Officer for DigitalGlobe, a public digital information products company focused on Aerospace and Defense. Prior to that, from 2006 to 2008, Mr. Hicar was Senior Vice President and CIO at Solectron Corporation, an electronics manufacturing services provider. From 1997 to 2006, he served as CIO for Maxtor Corporation, a public provider of storage products. Mr. Hicar has more than 25 years of technology leadership experience in transformational roles, and previously held management positions in the Supply Chain/ERP practice at Price Waterhouse Coopers, as well as serving as an internal consultant to chemical, pharmaceutical, and agriculture businesses within ICI Americas. Mr. Hicar received his Bachelor’s degree in business administration, with a concentration in management information systems, from Ohio University.

JAN M. JANICK | Senior Vice President, Chief Technology Officer

Jan M. Janick, 63, has been Senior Vice President, Chief Technology Officer since December 2020 and has been a member of the executive leadership team since 2015. From July 2015 to December 2020 he served as Chief Technology Officer and Vice President of Global Engineering. He served as Vice President of FlashSystems and Technology at IBM from 2012 to 2015, where he led the acquisition of Texas Memory Systems and the development and delivery of the FlashSystems product line of Solid State flash memory storage systems. In prior roles at IBM, he led the development of a number of key products, including IBM’s x86-based servers and PureFlex systems. He was Vice President of Operations and Software Development at Lenovo, a multinational technology company, from 2005 to 2006. Mr. Janick serves on the Board of Directors for both the Arizona Technology Council and Arizona State University’s School of Engineering. Mr. Janick holds a BS and MS in Electrical Engineering from the University of Wisconsin-Madison.

RHONDA R. TURNER | Senior Vice President, Chief Human Resources Officer

 Rhonda R. Turner, 48, has been Senior Vice President, Chief Human Resources Officer since July 2019. Ms. Turner brings over 20 years of experience into this role and most recently served as senior vice president of human resources for Universal Technical Institute, Inc where she worked from 2006 to July 2019. Prior to that, she held various human resources leadership roles at leading companies such as ConocoPhillips, Circle K and Main Street Restaurant Group, a TGI Friday’s franchisee. She holds a Bachelor of Science in management from the W.P. Carey School of Business at Arizona State University. Ms. Turner is a licensed analyst in Predictive Index and holds her Certified Compensation Professional (CCP) designation from World at Work as well as multiple certifications in Korn Ferry’s Leadership Architect and Interview Architect systems.

10 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Corporate Governance, Committee Charters, Shareholder Communications

The Company places integrity first and foremost, which has long been a part of our corporate identity. The Company’s practices reflect corporate governance compliant with existing standards of the NYSE and requirements of the SEC, as well as other best practices, including:

•	The Company’s Code of Conduct applies to all directors, officers and employees;
•	The Company has a system in place to encourage and facilitate confidential and anonymous reports of compliance concerns, including to the Audit Committee of the Board;
•	Executive officers are subject to a clawback policy relating to performance-based compensation earned during periods for which a financial restatement is required under SEC reporting rules;
•	Directors and executives are prohibited from pledging, hedging, selling short or otherwise engaging in speculative practices regarding the Company’s securities;
•	All of our directors are independent, except for Mr. Benck who serves as Chief Executive Officer (the “CEO”);
•	The independent directors meet regularly without the presence of management;
•	The Board operates under a set of published corporate governance guidelines;
•

Any director that does not receive the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote in the election of directors and represented, in person or by proxy, at any meeting during which an uncontested election occurs must tender his or her resignation to the Board for its consideration in accordance with the corporate governance guidelines;

•	Three members of the Board’s Audit Committee qualify as “audit committee financial experts” as defined by the SEC;
•	KPMG, our independent registered public accounting firm, reports directly to the Audit Committee;
•	The Company’s internal audit group meets in private session with the Audit Committee periodically during the year; and

•    The Company has published a sustainability report that provides transparency and documents our efforts in the area of sustainability.

The Board will continue to enhance the Company’s governance practices as value-enhancing new ideas and best practices emerge. You may access our current committee charters, Code of Conduct and Corporate Governance Guidelines on our website at www.bench.com under “Investors—Corporate Governance,” or obtain copies by writing to the Corporate Secretary at Benchmark Electronics, Inc., 56 South Rockford Drive, Tempe, Arizona 85281.

Shareholders and other interested parties may send communications about bona fide issues or questions to the Board, the nonemployee directors as a group or to individual directors, in each case, care of Benchmark Electronics, Inc., Attention: Stephen Beaver, 56 South Rockford Drive, Tempe, Arizona 85281.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 11

PROPOSAL 1 — ELECTION OF DIRECTORS

Commitment to Environmental, Social & Governance (ESG) & Sustainability

BENCHMARK HAS BEEN MONITORING EMISSIONS AND TRACKING ENERGY REDUCTION PLANS SINCE 2012.

In 2020, we broadened our focus and established an ESG/ Sustainability Council, which is responsible for leading our ESG strategy and monitoring our corporate social responsibility and environmental sustainability initiatives. In addition, the ESG/ Sustainability Council oversees Benchmark’s sustainability disclosures, including the production of its 2021 SASB Fact Sheet as well as our recently released Sustainability Report (see www.bench.com/sustainability).

The ESG/Sustainability Council includes cross-functional leadership from Finance, Operations, Strategy, Human Resources, Facilities, Supply Chain, Marketing and Investor Communications, Regulatory Compliances, and Legal. Additionally, seven work groups have been established across the organization to work on ESG/Sustainability areas enterprise-wide and across business lines. The Nominating, Sustainability and Governance Committee of our Board of Directors oversees these efforts and assesses our performance against our agreed to objectives. Our executive leadership team is also tasked with driving results in these areas given the strategic importance of our ESG/Sustainability initiatives.

Against this backdrop, we have, with the assistance of outside ESG expertise, performed an assessment of key indicators and engaged with our internal and external stakeholders on ESG topics to help further inform our future direction and priorities. The five tenets of our ESG strategy are shown at right:

Environmental Responsibility

Our People

Our Community

Governance

Our COVID-19 Response

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PROPOSAL 1 — ELECTION OF DIRECTORS

Our commitment to ESG and these tenets is both a strategic and operational imperative as we build a sustainable infrastructure across the Company.  Our five tenets arose from a priority-based approach to ESG disclosure, in line with best practices. Beginning in the spring of 2021, Benchmark completed its first assessment of ESG priorities – examining a range of key stakeholders, including investors, customers, employees, and ESG rating organizations and by studying industry peers. Our analysis of ESG topics included each of the Global Reporting Initiative (GRI) Standards, the Task Force on Climate-Related Financial Disclosures (TCFD), the 17 United Nations Sustainable Development Goals (SDGs), as well as the Sustainability Accounting Standards Board (SASB) Electronic Manufacturing Services & Original Design Manufacturing 2018 Sustainability Accounting Standard.

ESG OVERSIGHT

The Nominating, Sustainability and Governance Committee has direct oversight over the Company’s ESG policies and programs, including reviewing and evaluating the Company’s ESG plans and practices. Similarly, Benchmark’s Sustainability Council includes cross-functional leadership from Finance, Operations, Strategy, Human Resources, Facilities, Supply Chain, Marketing and Investor Communications, Regulatory Compliance, and Legal. Building on the SASB Fact Sheet we released in 2021, our Sustainability Council has continued to expand our program and on March 21, 2022, we published our inaugural 2021 Sustainability Report that includes Scope 1 and 2 Greenhouse Gas (GHG) emission data, as well as waste metrics and energy consumption spanning a three-year period. The Company also updated the content of its sustainability page at www.bench.com/sustainability.

Our ESG program achieves symmetry with the Company’s vision to positively impact lives by solving complex challenges with our customers, creating innovative products that no one imagined were possible. To this end, the Board is committed to overseeing Benchmark’s integration of ESG principles throughout the enterprise and in our approach to governance.

ENVIRONMENTAL RESPONSIBILITY

We are committed to responsible environmental practices that include conservation of natural resources, pollution prevention and reduction of waste. We also strive to continually improve our operations and promote the health and safety of our workforce in compliance with all company, local, and federal standards.

Our environmental strategy is based on mitigation and prevention. Specifically, we are minimizing our environmental impact through reducing the waste we send to landfills, purchasing environmentally responsible products, and proactively preventing needless internal waste. Our material sourcing strategy focuses on enhancing our ability to rapidly respond to changes in our customers’ requirements. We achieve this by effectively managing changes in our supply chain utilizing web-based interfaces and real-time supply chain management software products that allow us to scale operations to meet our customers’ increasingly environmentally conscious needs.

Our Environmental Management System (EMS) is managed at each site by a site-EHS administrator, who ensures that the system is implemented and maintained. Elements of the Company’s activities, products, and services at that site that may interact with the environment are identified, and the likelihood and potential severity of environmental impact is determined.  Notably:

•      All Benchmark manufacturing facilities are either certified or working towards certification to ISO 14001

•      Benchmark has a well-developed environmental data collection system as part of the EMS, covering waste, water, energy, and emissions data from our sites.

We have identified and shared opportunities for continued improvement on energy efficiency company-wide and launched several global initiatives designed to reduce energy consumption in our facilities. We are continuously researching and designing innovative ways to boost efficiency, such as utilizing high-efficiency electrical equipment including LED and motion detector lighting, solar panels, and high-efficiency HVAC units.  We have been monitoring emissions and tracking energy reduction plans since 2012. As part of our increased focus on environmental sustainability, we are evolving this process with the goal of consolidating the reporting of all internal monitoring and tracking programs at the corporate level, as one of our top enterprise-wide initiatives.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Furthermore, Benchmark’s environmental strategy focuses on the following areas:

•

Energy Efficiency – Benchmark has had an Energy Management and Saving Guidelines procedure in place since 2012; the Company is continuously researching and designing innovative ways to save energy, such as utilizing high efficiency electrical equipment including LED lighting and HVAC units. Moreover, all Benchmark manufacturing facilities are either currently certified or undergoing certification to ISO 14001, the international standard that specifies requirements for an effective environmental management system.

•

Recycling – Benchmark’s efforts in this area include reusing and recycling materials, purchasing recycled materials when feasible, utilizing recycling collection bins for batteries, aluminum, plastic, and paper in our offices, and recycling toner cartridges, and computer hardware.

•	Use of Resources – Where feasible and appropriate, Benchmark allows and encourages telecommuting through the utilization of web conferencing and teleconferencing technologies.

In addition, we are continuing to incorporate the following at our facilities where feasible:

•	Occupancy sensors, which reduce electrical needs when areas are unoccupied;	•	Water refill stations, which reduce plastic waste; and

•	High efficiency water systems and hands-free faucets and toilets, which limit water usage;	•	Environmentally friendly air filtration systems.
For more information on our ESG program or to read our inaugural 2021 Sustainability Report featuring Scope 1 and Scope 2 GHG emissions, please visit our website www.bench.com/sustainability

OUR PEOPLE

We believe in upholding the principle of human rights, worker safety and observing fair labor practices within our organization and within our supply chain. We are committed to ensuring ethical organizational governance, promoting business ethics and integrity, and embracing diversity and inclusion in the board room and throughout the organization. Through our social initiatives, we strive to protect and grow our people by advocating for Diversity, Equity & Inclusion (DEI), encouraging employee development, creating inclusive teams, fostering a work life balance, implementing community initiatives, and living our corporate values every day.

Benchmark’s DEI strategy is focused on creating a culture of belonging where team members can be their authentic selves and cultivate a workplace where everyone can succeed.  Our commitment to DEI starts at the top with the Company’s Board of Directors. In early 2021, the Board’s Nominating, Sustainability and Governance Committee committed to adding more diversity to our Board with the goal of adding continued female representation, as well as individuals with racially and/or ethnically diverse backgrounds as we continue to evolve our Board structure. In June 2021, the Company welcomed a new female director. In October 2021, Benchmark also appointed a new racially and ethnically diverse member of an underrepresented minority group to fill a vacant board position. We will continue to keep diversity in mind as we refresh our Board in the future.

As of December 31, 2021,

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PROPOSAL 1 — ELECTION OF DIRECTORS

In January 2022, the executive leadership team selected 16 Benchmark team members to serve on the Company’s inaugural Inclusion Council. The Inclusion Council, with oversight from our Chief Executive Officer and our Chief Human Resources Officer, meets regularly to discuss the Company’s role in DEI and provide advice to integrate, inform and shape the DEI strategy at Benchmark. To advance these objectives, the Company increased the availability of training on topics such as anti-harassment, anti-discrimination and unconscious bias. The Company also conducted a global engagement and inclusion survey in the fall of 2021 to elicit feedback from employees, and is developing action plans for continuous improvement in the areas of leadership, communication, culture, inclusion, growth and development.

We believe that providing competitive total compensation, benefits and wellness resources to our people is vital to ensuring we attract and retain the best team in the industry.  We regularly review our compensation model to ensure fair and inclusive pay practices.  We provide a comprehensive and competitive benefits package that supports the physical and mental well-being of our workforce, including a focus on financial wellness. Common benefits offered include medical, wellness, dental and vision benefits, a 401(k)-match program, survivor benefits, and disability coverage.

Human capital management is also a top priority at Benchmark. The Human Capital and Compensation Committee is responsible for overseeing the Company’s human capital practices and management compensation philosophy, including incentive compensation and equity-based plans for executives.  In 2021, the responsibilities of the Human Capital and Compensation Committee expanded to include diversity, equity and inclusion oversight.

We are also committed to ensuring that proper working conditions exist for the health and safety of our employees. Our commitment includes:

•

The implementation of Six Sigma, a process improvement tool, as well as visual management practices, to drive the development, implementation, and continuous improvement of the Occupational Health and Safety modules related to appropriate education, reporting, and controls.

	•	Site-Level monitoring by an Environmental Health and Safety (EHS) manager or safety administrator that oversees procedures for workers to report observations of unsafe acts.	•	A robust Physical Security Policy that provides a framework to detect, deter, and mitigate risks that could jeopardize the company’s integrity, people, processes, or critical assets.

OUR COMMUNITY

One of the five tenets of Benchmark’s ESG Strategy is Our Community, and we are committed to having a positive impact on the communities in which we do business and in which our employees live. We strengthen our communities by supporting individual employees who volunteer with local community groups and by direct participation in philanthropic initiatives either at the corporate level or through our ONE Benchmark Foundation.

Benchmark is focused on making a positive impact in our communities through charity and fundraising, educational sponsorship, and local community development through various support groups, food drives, and partnerships with local schools and universities.  Some 2021 highlights include:

•Provided donations to Treasures 4 Teachers, a back-to-school supply drive to benefit local teachers and families within our community•Donated to help Junior Achievement of Arizona sponsor a STEM Summit held at Phoenix•College Prep, which delivered financial literacy and STEM career skills to 200 low-income students•Continued partnerships with organizations such as the Boys and Girls Club, Arizona food banks, Greater Phoenix Leadership’s Racial Equity Advancement Project, and more

Through our ONE Benchmark Foundation, which is funded by employee and company donations, we support Benchmark employees and humanitarian efforts around the world. Since its founding in 2017, the foundation has distributed funds and aid in seven countries to charities and employees in need.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 15

PROPOSAL 1 — ELECTION OF DIRECTORS

GOVERNANCE

Benchmark is committed to achieving excellence in our governance practices to establish a strong foundation for the long-term success of the Company. We emphasize a culture of accountability and conduct our business in a manner that is fair, ethical, and responsible to earn the trust of our stakeholders, including customers, employees, investors, partners, and regulators. We also maintain robust risk management programs to ensure compliance with applicable laws and regulations governing ethical business practices.

We believe that good corporate governance provides a strong foundation for ESG and is essential to the long-term success of the Company.  Our Board of Directors sets the tone for our company and has implemented strong governance practices, including independent directors and a strong commitment to diversity, equity and inclusion.  Our Board of Directors includes three standing committees: the Audit Committee, the Human Capital and Compensation Committee, and the Nominating, Sustainability and Governance Committee. The membership of these standing committees is also comprised entirely of independent directors.  The Board is also focused on and devotes substantial attention to matters of corporate responsibility and ESG, with direct oversight and sponsorship by the Nominating, Sustainability and Governance Committee.  The Nominating, Sustainability and Governance Committee oversees our governance practices including:

•	Commitment to conducting its business in a manner that is fair, ethical, and responsible and compliant with all applicable laws and regulations.

•	Regular review and, as appropriate, the updating of key policy documents in light of current regulations and best practices.

•	Ensuring the importance of considering potential director candidate’s diversity, including race, age, gender, and ethnic diversity, among other factors.

•

Ensuring management fulfills its ultimate responsibility to help create and foster the best possible work environment for everyone in the organization. To this end, we implemented a “Speak Up!” campaign designed to promote a positive and ethical organizational culture. We believe that each team member, regardless of position, shares in this responsibility, and we encourage all of them to “Speak Up!” with questions or concerns about actual or potential ethical issues, questions about company policies, suggestions about how we can make our organization better and to address any other concerns.

•

To facilitate open and honest communication, we have a user-friendly web portal and Helpline for the reporting of concerns. These tools include local phone numbers and language support in over 150 native languages.

In addition to Benchmark’s robust governance policies, Benchmark endorses the Responsible Business Alliance (RBA) Code of Conduct, which includes provisions derived from key international human rights standards including the International Labour Organization (ILO) Declaration on Fundamental Principles and Rights at Work and the UN Universal Declaration of Human Rights.  We also endorse EcoVadis, a provider of sustainability ratings, intelligence and collaborative performance improvement tools for global supply chains that evaluates criteria across four themes:  environment, fair labor practices, ethics/fair business practices and supply chains.

Our accounting, financial, and IT reporting functions are subject to rigorous controls, and our Audit Committee actively oversees our enterprise risk management practices.  Under this process, our internal audit team coordinates with subject matter experts throughout the business to identify, monitor and mitigate material risks.

OUR COVID-19 RESPONSE

Since the start of the COVID-19 pandemic in 2020 and throughout 2021, the health and safety of Benchmark’s employees and their families has been our highest priority. In March 2020, Benchmark’s management team created a COVID-19 Task Force, comprised of a cross-functional advisory team of Company leaders committed to promoting the health and safety of our employees in accordance with the U.S. Centers for Disease Control and Prevention (CDC) and World Health Organization (WHO) guidelines. We also activated our Emergency Management Business Continuity Plan, which includes measures to respond to pandemic risks, in response to the COVID-19 pandemic. As part of our COVID-19 response, we implemented enhanced safety policies, procedures, and protocols to ensure a safe workplace for our employees. In 2021, we continued the evaluation and evolution of our flexible and possible remote working arrangements that began in 2020. Through the ONE Benchmark Foundation, we made donations in 2020 and 2021 to the families of employees impacted by COVID.

Benchmark has played a crucial role with engineering and manufacturing services to help in the global fight against COVID-19, showing our commitment to being there when our customers, and those they serve, need us most – when it matters. We were a major contributor to essential businesses producing innovative medical devices to allow healthcare professionals to prevent, test, and treat the virus. Additionally, Benchmark provided high-quality design, manufacturing, and supply chain services for a transformational COVID-19 PCR testing product for DnaNudge called COVID Nudge, that yields results within an hour.

16 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Operation of Board of Directors and Committees, Attendance, Director Independence

We currently separate the roles of the Chairman of the Board and the CEO, who also serves as a member of the Board, to align the Chairman role with our independent Directors and to further enhance the independence of the Board from management. Our Chairman works closely with our CEO and General Counsel to set the agenda for meetings, facilitate information flow between the Board and management, and gain the benefit of the CEO’s Company-specific experience, knowledge, and expertise. The Board believes that this structure clarifies the individual roles and responsibilities of the CEO and the Chairman of the Board, streamlines decision-making and promotes accountability in the management of the Company.

The Board is responsible for establishing broad corporate policies, approving the strategic direction, setting capital allocation plans, and monitoring the Company’s overall performance. The Board’s primary responsibility is to oversee management and, in so doing, promote the best interests of the Company and its shareholders. The Board oversees the succession of key management employees, and the selection and appointment of the CEO and, subject to shareholder election, directors. It reviews and approves corporate objectives and strategies, overseas key strategic initiatives, such as those relating to ESG and human capital management, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions having a potential major economic impact on the Company. Management keeps the Board informed of Company activity through regular written and oral reports and through presentations at Board and committee meetings.

Directors are elected annually by the shareholders and hold office until their successors are duly elected and qualified. Our Amended and Restated Bylaws (the “Bylaws”) provide for a Board of Directors comprised of five to nine members as determined from time to time by the Board. The Board has set the number of current directors at nine. All current directors are nominees for election at the Meeting.

NYSE rules require the Company to have a majority of independent directors. No director qualifies as independent under the rules unless the Board affirmatively determines they have no material relationship with the Company or its subsidiaries—directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. In evaluating each director’s independence, the Board considers the NYSE rules as well as all facts and circumstances deemed relevant. As of the date of this Proxy Statement, the Board has determined that each nominee, other than Mr. Benck, our President and CEO, is independent. The Board determined that no independent director has a material relationship with the Company or management, other than as a director or shareholder, and that none of the express disqualifications contained in the NYSE rules apply to any of them. In making this determination, the Board considered any relevant transaction, relationship and arrangement as required by the NYSE listing requirements.

The Board oversees an enterprise-wide approach to risk management. The Board seeks not only to understand the risks facing the Company and management’s approach to address them, but also actively decides on the levels of risk appropriate for the Company when designing and implementing its business strategy. In this process, risk is assessed throughout the business, focusing on six primary areas: financial, legal/compliance, operational/transactional, customer services/reputation, information technology/security and inherent (other) risks. In addition to reviewing risk with the Audit Committee at least annually, the independent directors discuss risk management during non-management executive sessions led by the Chairman of the Board.

In March 2020, the World Health Organization declared COVID-19 to be a pandemic. That same month, we formed a COVID-19 Task Force committed to promoting the health and safety of our employees around the globe.  Management has briefed the Board on the impact of and the Company’s response to the pandemic on numerous occasions, at special and regular Board meetings and through written communications and updates. These updates and communications focused on employee safety and protective measures, disruptions to the Company’s plant operations, supply chain challenges and impacts to end market demand. The Board expects management to continue keeping it regularly apprised of the effect of the pandemic on the Company, its operations and employees.

While the Board has ultimate oversight responsibility for the risk management process, committees of the Board have also been entrusted with responsibility for risk management. In particular, the Audit Committee focuses on assessing and mitigating financial reporting risk including internal controls as well as enterprise risk management and cyber security. The Audit Committee also receives an annual risk assessment report from the Company’s internal auditor and quarterly reports on identified risk areas. The Audit Committee also has oversight of compliance with legal and regulatory requirements and ethical standards, and evaluates the qualifications and independence of the Company’s outside auditors. The Audit Committee also receives quarterly cybersecurity updates from the Company’s Chief Information Officer.

The Human Capital and Compensation Committee is responsible for overseeing the Company’s human capital practices and management compensation philosophy, including incentive compensation and equity-based plans for executives. The Committee also reviews and makes recommendations on executive and director compensation as informed by engagement with shareholders and its third-party compensation consultant. In 2021, the responsibilities of the Human Capital and Compensation Committee expanded its role to include diversity, equity and inclusion oversight. The Nominating, Sustainability and Governance Committee, updated in 2021 from the Nominating and Governance Committee, is responsible for identifying and recommending to the Board individuals qualified to become Board members and makes recommendations to the Board concerning committee appointments. In assessing the appropriate composition of the Board, the Nominating, Sustainability and Governance Committee believes that directors should reflect diversity in the broadest sense, including geography, gender, ethnicity, viewpoint, education, skills, and professional experience. In October 2021, the Company appointed a new independent director to fill a vacant board position.  Ramesh Gopalakrishnan, who is a native of India, brings significant global operation and strategy expertise derived from executive leadership positions at several multinational companies. Mr. Gopalakrishnan’s addition to the Board is reflective of its evolving diversity, as he joins two previously appointed female directors.

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PROPOSAL 1 — ELECTION OF DIRECTORS

The Nominating, Sustainability and Governance Committee also has direct oversight over the Company’s ESG policies and programs, including reviewing and evaluating its ESG plans and practices.

The Board held four meetings during 2021. Each director attended at least 75% of the total meetings of the Board and committees on which they served during their tenure thereon. Mr. Benck, who served as President and CEO and director of the Company, did not vote in committee meetings or participate in portions of Human Capital and Compensation Committee meetings that determined, or Board meetings that ratified, his compensation. The nonemployee directors regularly meet in executive session without members of management present, including the CEO. These sessions are typically held either before or after the Board’s regularly scheduled Board and committee meetings with the Chairman of the Board or respective committee chairs presiding. Additional executive sessions can be scheduled at the request of the nonemployee directors.

The Board has Audit, Human Capital and Compensation, and Nominating, Sustainability and Governance Committees. Each of the committees operates under a written charter approved by the Board, which can be found on our website at www.bench.com under “Investors—Corporate Governance.” The current members of these committees, and the number of committee meetings held in 2021, are as follows:

Director	Audit	Human Capital and Compensation	Nominating, Sustainability and Governance
David W. Scheible
Anne De Greef-Safft
Douglas G. Duncan			Chair
Robert K. Gifford		Chair
Ramesh Gopalakrishnan
Kenneth T. Lamneck	Chair
Jeffrey S. McCreary
Lynn A. Wentworth
Meetings held:	12	4	4

Role of Audit Committee

The principal function of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) management’s conduct of the Company’s financial reporting process (including management’s development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements and ethical standards, (iv) the qualifications and independence of the Company’s outside auditors, and (v) the performance of the Company’s internal audit function and the outside auditors. The committee also prepares the Report of the Audit Committee required by the rules of the SEC and included later in this Proxy Statement. Additional information regarding the functions performed by the committee is set forth below in such report. The Board has determined that Mr. Lamneck, who chairs the committee, Ms. Wentworth and Mr. Duncan each qualify as “audit committee financial experts” under the rules of the SEC. In addition, the Board has determined that all members of the Audit Committee are independent under SEC and NYSE rules applicable to audit committee members. An “audit committee financial expert” is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable to the breadth and complexity of issues that can reasonably be expected in the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

Role of Human Capital and Compensation Committee

The principal functions of the Human Capital and Compensation Committee are to (i) oversee the Company’s human capital practices, including in the areas of diversity, equity and inclusion, as well as culture, talent management and organizational health, (ii) oversee the Company’s and management compensation philosophy, (iii) oversee the administration of the Company’s compensation plans, in particular the incentive compensation and equity-based plans (and, to the extent appropriate, plans of the Company’s subsidiaries), (iv) discharge the Board’s responsibilities relating to the compensation of the Company’s executives, (v) review and make recommendations on director compensation, and (vi) prepare the annual report on executive compensation included later in this Proxy Statement. The Board has determined that all members of the Human Capital and Compensation Committee are independent under SEC and NYSE rules applicable to compensation committee members. Additional information regarding the functions performed by the committee is set forth below in “Compensation Discussion and Analysis—Role of Human Capital and Compensation Committee.”

18 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Role of Nominating, Sustainability and Governance Committee

The principal functions of the Nominating, Sustainability and Governance Committee are to (i) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board, (ii) make recommendations to the Board concerning committee appointments, (iii) develop, recommend and annually review corporate governance guidelines for the Company and oversee corporate governance matters, such as progress toward the Company’s ESG initiatives, and (iv) coordinate an annual evaluation of the Board. The Board has determined that all members of the Nominating, Sustainability and Governance Committee are independent under NYSE rules applicable to nominating/corporate governance committees.

To be considered by the Nominating, Sustainability and Governance Committee, a director nominee should have experience as a board member or senior executive of a public company or nationally recognized private company. In addition to these requirements, the committee will also evaluate whether the nominee’s skills are complementary to those of incumbent Board members and the Board’s needs for operational, management, financial, international, technological or other expertise. The Board and the committee believe that Board membership should reflect diversity in its broadest sense, including geography, gender, ethnicity, viewpoint, education, skills and professional experience. In 2021, the committee added more diversity to our Board by adding a new racially and ethnically diverse member from an underrepresented minority group as we continue to evolve our Board structure. The Nominating, Sustainability and Governance Committee has an independent search firm to identify and screen candidates, perform reference checks, prepare a biography for each candidate for the committee’s review and coordinate interviews. The committee, the Chairman of the Board and executive officers interview candidates that meet the criteria, and the committee selects nominees who it determines are best-suited to actively engage in the oversight of the Company’s strategy and drive sustainable value creation for all shareholders. The committee will consider recommending for nomination to the Board candidates suggested by shareholders, taking into account all the factors and qualities described above, provided that recommendations are submitted and received by us at our principal executive offices at 56 South Rockford Drive, Tempe, Arizona 85281, with an appropriate biographical summary, in accordance with the requirements described below under “Date of Submission of Shareholder Proposals and Director Nominations.”

The Board does not have a written policy requiring members to attend annual shareholders meetings, although the Company expects that all of its directors will attend the Meeting. With the exception of Mr. Gifford, who had an inescapable conflict, all Board members attended the prior year’s annual meeting.

Certain Transactions

There were no Related-Party Transactions (as defined below) since the beginning of last year. The Board reviews any proposed Related-Party Transaction to which the Company would be a party to determine if it were in the best interests of our shareholders and the Company. Financial transactions, arrangements, relationships or any series of similar transactions, arrangements or relationships beyond the compensation described elsewhere in this Proxy Statement relating to Board service or employment and exceeding $120,000 in which a Related Party (as defined below) would have a direct or indirect material interest (“Related-Party Transactions”) are subject to Board review. “Related Parties” are directors, director nominees, executive officers, holders of 5% or more of our Common Shares and their immediate family members. Immediate family members are children, stepchildren, spouses, parents, siblings, stepparents, mothers-in-law, fathers-in-law, brothers-in-law, sisters-in-law, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, in the household of a director, director nominee, executive officer or holder of 5% or more of our Common Shares.

The Board does not have a written policy regarding Related-Party Transactions and does not believe such a policy is necessary because the Board has not approved, and does not expect to approve, the Company’s engagement in any Related-Party Transactions other than in rare circumstances. Any Related-Party Transaction would be considered based on facts and circumstances at the time. After review, the Board would decide in good faith whether to approve the transaction.

Human Capital and Compensation Committee Interlocks and Insider Participation

The members of the Human Capital and Compensation Committee during 2021 were Messrs. Gifford (Chair), McCreary, Scheible and Ms. De Greef-Safft. Each member of the committee is independent, and no member was ever employed by the Company. None of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4) of Regulation S-K.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 19

COMPENSATION DISCUSSION AND ANALYSIS

The discussion below includes a review of our compensation decisions with respect to 2021 for our “Named Executive Officers,” which under SEC guidelines includes our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers. Our Named Executive Officers for 2021 were:

Jeffrey W. Benck

President, Chief Executive Officer (CEO)

Roop K. Lakkaraju

Executive Vice President, Chief Financial Officer (CFO)

Michael D. Buseman

Executive Vice President, Chief Operating Officer

Stephen J. Beaver

Senior Vice President, General Counsel and Chief Legal Officer, Corporate Secretary

Robert B. Crawford

Senior Vice President, Chief Revenue Officer

20 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2021 Business Overview

The Company executed well in an unprecedented operating environment and rapidly adjusted to meet the fluid demand needs of our customers.  This required tremendous effort across all functions of our business especially our front-line design and manufacturing teams. Despite the backdrop of the global pandemic and global supply chain challenges, we made tremendous progress throughout the year in advancing our 2021 strategic initiatives: grow revenue, invest in sustainable infrastructure and talent, and grow earnings faster than revenue. In 2021, we delivered year-over-year revenue growth of 10%, aligned investments to support customer growth and grew earnings four times faster than revenue for the full year demonstrating the leverage in our business model.

2021 Compensation Highlights

We believe our pay is well aligned with performance and that our structure maintains an appropriate balance between our long-term and short-term performance, creating a positive relationship between our operational performance and shareholder return. In accordance with our compensation philosophy and based on our performance, the Human Capital and Compensation Committee took the following actions in 2021:

•

Base Salaries: We reviewed base salaries for our Named Executive Officers in February 2021 and provided a modest increase to the salaries of our Named Executive Officers based on market data, performance and internal reviews.

•

Annual Performance-Based Incentive Awards: Our Named Executive Officers earned annual incentives above target consistent with our financial results based on the achievement of performance related to Revenue, Adjusted Operating Income (as defined below) and our cash conversion cycle;

•

Long-Term Equity-Based Incentives:  We maintained our practice of granting median level grants with a combination of performance-based restricted stock units (“PSUs”) and restricted stock units (“RSUs”) to align the compensation of our Named Executive Officers with the creation of shareholder value and to maintain our targeted level of at-risk compensation:

•

2021-2023 PSU awards: In the first quarter of 2021, the Company issued long-term equity-based incentive compensation awards consisting of 50% PSUs and 50% in RSUs. PSUs are earned based on the achievement of performance related to Revenue, Operating Income Margin and Return on Invested Capital (“ROIC”) goals as outlined in the Company’s three-year strategic plan.

•

One-time performance-based equity award: In the first quarter of 2021, the Company also issued additional performance-based equity awards consisting of 100% PSUs, which will be earned based on the achievement of performance related to Revenue, Operating Income Margin and ROIC goals over a two-year performance period and based on our target Mid-Term Model provided to investors. This grant is intended to keep senior leadership focused on driving mid- to long-term shareholder value as well as support our leadership retention objectives. The target value of this award is equal to 50% of the PSU awards that were granted for the 2020-2022 performance period.

•	2019-2021 PSU awards: The Company issued no shares under the 2019 PSU three-year awards, for which the performance period ended in December 2021, because the 2019 PSU award metrics were not achieved.

Best Compensation Practices and Policies

We also believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our shareholders and executives:

What We Do		What We Don’t Do
✓	Emphasize variable pay over fixed pay, with a significant portion tied to our financial results	✘	No tax gross ups other than for qualified relocation expenses
✓	Maintain stock ownership guidelines	✘	No repricing or exchange of underwater options without shareholder approval
✓	Maintain anti-hedging and anti-pledging policies	✘	No option or stock appreciation rightsgranted below fair market value
✓	Provide for “double-trigger” equity award vesting and severance benefits upon a change in control	✘	No supplemental executive retirement plans
✓	Use an independent compensation consultant	✘	No significant perquisites

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 21

COMPENSATION DISCUSSION AND ANALYSIS

Evaluation of Say-on-Pay Advisory Vote

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. We also consider the feedback we receive from our investors throughout the year on topics including Company strategy and performance, governance, and executive compensation. At our 2021 annual meeting, the majority of our shareholders supported our say-on-pay proposal, with approximately 80% voting in favor of the Named Executive Officer compensation described in the 2021 proxy statement. Given this result, in addition to the shareholder feedback we received over the course of 2021, the Human Capital and Compensation Committee determined not to change its compensation philosophy or to significantly alter our compensation practices in 2022. We value the opinions of our shareholders and look forward to a continued, open dialogue on compensation matters and other issues relevant to our business.

What Guides Our Program

Philosophy and Objectives

Our executive compensation program is designed to:

•	attract, retain and reward the performance of our management talent;
•	incentivize the achievement of the Company’s strategic plan, and both short- and long-term operating objectives;
•	be transparent, fair and objective;
•	encourage the taking of prudent business risks for appropriate potential long-term benefits while avoiding excessive, unnecessary or unwise risk; and
•	encourage smart investment and prudent deployment of capital.

Primary Components of Compensation

The primary components of our executive compensation program, described in more detail below, are (i) base salary, (ii) annual performance-based incentive compensation, and (iii) long-term incentive compensation comprised of RSUs and PSUs:

•	Base Salary, which pays a set level of cash income to the executive.
•

Annual Performance-Based Incentive Award, which pays a variable cash award to reward achievement of short-term operational performance goals, which in 2021 was based on (i) total revenue, (ii) Adjusted Operating Income (as defined below), and (iii) improvements in our cash conversion cycle.

•	Long-Term Equity-Based Incentives, which are granted using a mix of equity as follows:
•

PSUs, designed to encourage the creation of long-term shareholder value and reward performance, subject to the achievement of specific long-term financial objectives over a specified performance period, which typically have a three-year performance cycle.

•

RSUs, which typically vest over a four-year period, are awarded to retain management, and permit each executive to steadily build an ownership stake in the Company to encourage the creation of long-term shareholder value.

Two of the four components are “at-risk” in that they only have value if the Company’s financial objectives are achieved. The Company believes that the design of these at-risk components closely aligns executive pay with performance beneficial to the Company and its shareholders over the short and long term.

The Company’s total target compensation opportunity is generally set in the median range of market compensation survey data and a peer group of companies (our “Peer Group” is further detailed below), which was refined by the Human Capital and Compensation Committee in 2021 and is reviewed annually to ensure an appropriate representative peer group. Our compensation program is designed to deliver above-median total compensation if above-median performance is achieved and below-median total compensation for below-median performance.

Any vesting of PSUs depends on the Company’s achievement of financial goals set by the Human Capital and Compensation Committee and derived from the Company’s overall financial objectives, which for PSUs awarded in 2021 with a performance period ending in December 2022 and December 2023, included goals relating to:

•	Revenue: The Revenue shall be the total revenue as reported in the Company’s consolidated financial statements for the measurement year.
•

Operating Income Margin: The Operating Income Margin shall be the operating income as reported in the Company’s consolidated financial statements for the measurement year, excluding one-time, non-recurring, non-operational gains or charges and amortization of intangible assets (“Adjusted Operating Income”), divided by the Revenue; and

22 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•

ROIC: The ROIC shall be the operating income as reported in the Company’s consolidated financial statements for the measurement year, excluding one-time, non-recurring, non-operational gains or charges and amortization of intangible assets and stock compensation expense, adjusted for taxes (i.e., multiplied by one minus the tax rate), divided by the quarterly average of invested capital by the Company during the performance period, as described below. The tax rate used shall equal the book tax rate for the Company for the measurement year, excluding all discrete items. The quarterly average of invested capital shall equal the average of invested capital on each of last five quarterly consolidated balance sheets for the Company during the performance period (opening balance sheet (fourth quarter of year prior to measurement year) and first quarter, second quarter, third quarter and fourth quarter balance sheets of the measurement year). Invested capital for each balance sheet shall equal the sum of total interest-bearing debt and finance leases (both current and long-term), minority interest, and shareholders’ equity as of the date of each balance sheet less cash and cash equivalents and restricted cash at each balance sheet date.

The Human Capital and Compensation Committee believes that revenue growth, operating margin and the efficient use of invested capital are key long-term determinants of shareholder value. The PSU targets are designed to enhance focus on performance across these areas ensuring alignment between management’s compensation and the creation of shareholder value.

Role of Human Capital and Compensation Committee

The Human Capital and Compensation Committee is responsible for reviewing and approving all salary and annual incentive compensation paid to officers of the Company who are subject to Section 16 of the Exchange Act (“Section 16”), including, among others, our CEO and the other Named Executive Officers listed below in the Summary Compensation Table. The Human Capital and Compensation Committee recommends, and the Board of Directors approves the CEO’s compensation. The Human Capital and Compensation Committee also approves the equity incentives provided to our executives, as well as most other employees (except for certain employees not subject to Section 16 for whom the CEO has been delegated authority to make limited awards). During 2021, the Human Capital and Compensation Committee’s charter was updated to also include the oversight of the Company’s human capital programs including diversity, equity and inclusion, as well as culture, talent management and organizational health.

The Human Capital and Compensation Committee annually reviews and approves operating and financial goals for the CEO, as well as evaluates the CEO’s performance against goals set for the period year. The CEO’s performance against pre-determined goals is a significant factor in the Human Capital and Compensation Committee’s and the Board of Director’s setting of the CEO’s compensation package.

Additional information with respect to the authority of the committee is set forth above under “Operation of Board of Directors and Committees, Attendance, Director Independence.”

Pursuant to its authority under its written charter approved by the Board, the Human Capital and Compensation Committee may form and delegate authority to subcommittees of the Human Capital and Compensation Committee. Under its charter, the Human Capital and Compensation Committee may also delegate its authority with respect to equity awards to the extent permitted by the Texas Business Organizations Code, except that the Human Capital and Compensation Committee shall approve all awards of equity-based compensation to any officer subject to Section 16.

Role of Management

Regarding most compensation matters, including executive and director compensation, management provides recommendations to the Human Capital and Compensation Committee; however, the Human Capital and Compensation Committee does not delegate any of its responsibilities to others in setting compensation for the executive officers. The CEO annually reviews the performance of the other executive officers and presents his conclusions and recommendations as to salary adjustments, annual incentive target amounts, and annual equity awards to the Human Capital and Compensation Committee for its consideration. The Human Capital and Compensation Committee exercises its discretion in determining any adjustments or awards to the Company’s officers, including the Named Executive Officers. The Human Capital and Compensation Committee does not take into account any recommendations from the CEO regarding his own compensation.

Role of Independent Compensation Consultant

The Human Capital and Compensation Committee has retained Pearl Meyer & Partners, LLC to serve as its independent compensation consultant (the “Consultant”) and perform reviews from time to time of our executive compensation practices, as well as the compensation of our Board of Directors. The Consultant advised the Human Capital and Compensation Committee on certain compensation matters relating to 2021 compensation of our executive officers and directors and has performed such a review in connection with the Human Capital and Compensation Committee’s decisions relating to 2021 compensation. The Consultant does not provide any services on behalf of management and does not have any potential business conflicts with its role as an independent advisor.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 23

COMPENSATION DISCUSSION AND ANALYSIS

Competitive Market Review

In setting executive compensation, the Human Capital and Compensation Committee considers all factors it deems relevant. The committee also considers data and recommendations presented by the Consultant or management based on market data that provide information on the level of the total target compensation (i.e., salary, annual incentive and long-term incentive compensation) paid to similarly positioned executives at companies in the Peer Group. To determine the amount of compensation to be paid to each of our executives, the committee performs an evaluation, including a review of the following (without assigning specific weight to each factor):

•	each executive’s performance, responsibilities and time in role;
•	market survey data;
•	relativity in pay among the Company’s executive officers;
•	comparability of each executive’s role to executives named in Peer Group proxy statements;
•	general compensation trends;
•	the Company’s financial position; and
•	for executives other than the CEO, the recommendations of the CEO.

The Human Capital and Compensation Committee has not established a set formula or other quantitative policy for allocating between long-term and immediately payable compensation, cash and noncash compensation, setting the amount of equity awards or allocating equity awards between stock options, RSUs and PSUs. Rather, the Human Capital and Compensation Committee considers compensation in total for each individual, and may, accordingly, weight components differently from year-to-year.

Each year, the Human Capital and Compensation Committee evaluates peers from publicly traded companies that are major competitors or customers. The committee seeks to select peer companies that are comparable to Benchmark based on various criteria, including revenue, market capitalization, similar industry affiliation, scope of global operations and the belief that these companies compete for similar executive talent. The Human Capital and Compensation Committee refined the Peer Group for 2021 to include entities with revenues between $1.0 billion and $8.2 billion and median revenue of $2.3 billion, and focused on manufacturers and companies in the electrical components, information technology, semiconductor components and electronics manufacturing services industries.

The Peer Group for the fiscal year 2021 compensation decisions consisted of the following companies:

• Belden, Inc. • Celestica Inc. • Curtiss-Wright Corporation • Fabrinet	• Kimball Electronics, Inc. • Littlefuse, Inc. • Methode Electronics, Inc. • OSI Systems, Inc.
• FLIR Systems, Inc.	• Plexus Corp.
• II-VI Incorporated	• Sanmina Corporation
• Insight Enterprises, Inc.	• ScanSource, Inc.
• Itron, Inc	• TTM Technologies, Inc.

Timing of Compensation Decisions

In order to reinforce performance feedback through compensation and to comply with certain regulations impacting performance-based awards, the Human Capital and Compensation Committee makes executive compensation decisions in the first quarter of each year. This allows for an assessment based on a focal point affording the opportunity to consider the relative contribution of each of the executives. The committee reviews and approves equity awards to all eligible employees, including executive officers, once a year, on the date of the committee’s regularly scheduled first quarter meeting. When used, stock options have an exercise price equal to the closing price of the Common Shares on the date of award. The Company believes that the practice of granting stock-based awards in the first quarter of each year is reasonable when followed on a consistent basis each year and reduces the risk of inadvertently timing the grant of such awards with the release of material nonpublic information.

2021 Executive Compensation Program in Detail

Base Salary

The Human Capital and Compensation Committee reviews base salaries of the Named Executive Officers annually. In making salary determinations, the committee considers salary median range for persons in comparable positions in the Peer Group, the executive’s experience and scope of responsibility, the committee’s assessment of the executive’s individual past and potential future contribution to the Company’s results (without assigning a specific weight to each factor) as well as the recommendations of the CEO (as to executive officers other than the CEO). During its review of base salaries for executives for 2021, the committee primarily considered market data provided by the Consultant, the results of a review of each executive’s compensation relative to the Company’s other executive officers, and each executive’s individual performance. In March 2021, base salary increases for our Named Executive Officers varied from 3% to

24 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

6%, due to merit and competitive conditions. The Human Capital and Compensation Committee believed that base salaries for our Named Executive Officers were appropriately aligned with peer group and market comparisons.

PHOENIXHARBOUR
Named Executive	2020 Base Salary	2021 Base Salary	Percentage Increase Compared to 2020
Jeffrey W. Benck	$900,000	$927,000	3.0%
Roop K. Lakkaraju	$470,000	$484,100	3.0%
Michael D. Buseman	$450,000	$463,500	3.0%
Stephen J. Beaver	$365,000	$386,900	6.0%
Robert B. Crawford	$330,000	$346,500	5.0%

Annual Incentives

The purpose of the executive annual incentive compensation plan is to align the interests of executive officers with shareholders by motivating the achievement of superior operational and financial performance that increases shareholder value. Target annual incentive award opportunities are established based on a percentage of each executive officer’s base salary earned during the year. Incentive targets for 2021 were set by the Human Capital and Compensation Committee in the first quarter of 2021.

The following table sets forth the potential 2021 threshold, target and maximum award opportunities, as a percentage of salary, for the Named Executive Officers based on the Company’s achievement of the performance goals described below. No award is earned below threshold; achievements between the achievement different levels (i.e., between threshold and target, and target and maximum) are paid ratably:

	Potential 2021 Incentive Payments as a Percentage of Salary Related to Achievement of Performance Goals

Named Executive	Threshold	Target	Maximum

Jeffrey W. Benck	57.5%	115.0%	230.0%
Roop K. Lakkaraju	40.0%	80.0%	160.0%
Michael D. Buseman	37.5%	75.0%	150.0%
Stephen J. Beaver	30.0%	60.0%	120.0%
Robert B. Crawford	30.0%	60.0%	120.0%

The total incentive award is determined according to the level of achievement of the aggregate corporate performance goals. The maximum incentive bonus for these executive officers was 200% of target.

Our practice is to award cash-based incentive bonuses based on the attainment of corporate performance goals. The below table sets forth the threshold, target and maximum performance goals for the annual incentive plan comprised of (i) Revenue, (ii) Adjusted Operating Income, and (iii) Cash Conversion Cycle, weighted 45%, 40% and 15% respectively. Each plan component is assessed independently with respect to 2021 financial results of the Company. The Human Capital and Compensation Committee believes these performance goals align with the Company’s continued focus on driving strategic initiatives of revenue and earnings growth while managing working capital responsibly. The Annual Incentive targets are designed to enhance focus on performance across these areas ensuring alignment between management’s compensation and the creation of shareholder value.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 25

COMPENSATION DISCUSSION AND ANALYSIS

Corporate Performance Goals

Objective Level	Revenue	Adjusted Operating Income	Cash Conversion Cycle(1)

Threshold	$2.050 billion	$56.0 million	83 days
Target	$2.155 billion	$70.2 million	81 days
Maximum	$2.370 billion	$108.6 million	67 days
Actual	$2.255 billion	$68.7 million	70 days
Achievement to Target	146.81%	95.82%	178.99%

(1)

Represents the average of the cash conversion cycle (accounts receivable days plus contract asset days and inventory days less accounts payable and advance payments from customers days) calculated as of the end of each of the four quarters ended December 31, 2021.

At its regular first quarter 2022 meeting, the Human Capital and Compensation Committee determined the extent to which the 2021 performance goals were achieved and approved the amount to be paid to each executive. The Human Capital and Compensation Committee determined that the Company exceeded the target for Revenue, exceeded target for Cash Conversion Cycle and was slightly below the target for Adjusted Operating Income, as described above. The table below sets forth the incentive award earned and the corresponding percentage of 2021 earned salary that the amount represents based on the results described above.

	Amount of Cash Incentive Earned	% of Earned Base Salary
Jeffrey W. Benck	$1,388,113	150.9%	(1)
Roop K. Lakkaraju	$504,281	105.0%	(2)
Michael D. Buseman	$452,645	98.4%	(3)
Stephen J. Beaver	$300,018	78.7%	(4)
Robert B. Crawford	$269,350	78.7%	(4)

(1)

Mr. Benck’s incentive payment consisted of the following percentages of base salary for each performance goal: 76.0% for revenue, 44.0% for Adjusted Operating Income and 30.9% for cash conversion cycle.

(2)

Mr. Lakkaraju’s incentive payments consisted of the following percentages of base salary for each performance goal: 52.8% for revenue, 30.7% for Adjusted Operating Income and 21.5% for cash conversion cycle.

(3)

Mr. Buseman’s incentive payments consisted of the following percentages of base salary for each performance goal: 49.6% for revenue, 28.7% for Adjusted Operating Income and 20.1% for cash conversion cycle.

(4)

Messrs. Beaver’s and Crawford’s incentive payments consisted of the following percentages of base salary for each performance goal: 39.6% for revenue, 23.0% for Adjusted Operating Income and 16.1% for cash conversion cycle.

Long-Term Equity-Based Incentive Program

The Human Capital and Compensation Committee believes that our long-term equity-based incentive program focuses executives on key performance metrics that align with long-term shareholder value creation and the Company’s long–term strategic plan, establishes a direct link between compensation and the achievement of long-term financial objectives, and facilitates an increased equity ownership by our executives. In the first quarter of 2021, the committee awarded executive officers a combination of RSUs and PSUs under the 2019 Omnibus Plan as further described below.

2021 Awards

The long-term equity-based incentive compensation awards made in the first quarter of 2021 consisted of 50% of the total value awarded in PSUs and 50% in RSUs.

PSUs—The committee believes the PSUs, which are subject to the achievement of measurable, absolute financial goals, enable management to build a meaningful ownership stake in the Company to encourage long-term strategic thinking and the avoidance of unnecessary or excessive risk taking. The financial goals for the 2021 grants were set by the committee and relate to the achievement of performance related Revenue, Operating Income Margin and ROIC goals as outlined in the Company’s three-year strategic plan. Achievement of these goals will be assessed at the end of the performance period. Each metric will be weighted and assessed equally and independently. The number of PSUs that will ultimately be earned will not be determined until the end of the

26 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

corresponding performance periods, and may vary from as low as zero to as high as 2.5 times the target number depending on the level of achievement of the performance goals.

RSUs—Long-term equity-based incentive compensation awards include time-based awards, which typically vest over four years, to improve retention of executive officers and to enable a steadily growing ownership stake in the Company that encourages long-term strategic performance.

To determine the awards for each executive officer, the committee evaluated each executive officer’s performance and responsibilities, and also considered market data, relative pay among the Company’s executive officers and other factors (without assigning a specific weight to each factor). The evaluation was made with input from our CEO, and also factored in the future potential contribution from each executive officer. Although management recommended the number of shares to be covered by equity awards granted to employees, the committee approved the grant of all equity awards and did not delegate the timing of such grants. Equity award grants to our CEO and other executive officers are not made automatically each year. The amount and terms of equity awards already held by executives generally are not significant factors in the committee’s determination of whether and how many equity awards should be granted to the executive officers.

The actual number of PSUs and RSUs granted is calculated by dividing the dollar value of the award by the closing price of the Company’s stock on the equity award grant date. The closing price of the Company’s stock on February 19, 2021 (the date of the grant) was $28.60. The table below shows the target PSUs and RSUs awarded for fiscal 2021 for each of the named executive officers:

	2021 PSUs		2021 RSUs

	# of Units	Grant Date $ Value	# of Units	Grant Date $ Value

Jeffrey W. Benck	61,189	$1,750,000	61,189	$1,750,000
Roop K. Lakkaraju	17,483	$500,000	17,483	$500,000
Michael D. Buseman	14,179	$406,000	14,179	$406,000
Stephen J. Beaver	11,836	$339,000	11,836	$339,000
Robert B. Crawford	10,601	$303,000	10,601	$303,000

One-Time Performance-Based Equity Award

In the first quarter of 2021, the Company also issued an additional performance-based equity awards consisting of 100% PSUs, which will be earned based on the achievement of performance related to Revenue, Operating Income Margin and ROIC goals over a two-year performance period based on our target Mid-Term Model.  This grant is intended to keep senior leadership focused on driving mid- to long-term shareholder value as well as support our leadership retention objectives. The actual number of PSUs granted is calculated by dividing the dollar value of the award by the closing price of the Company’s stock on the equity award grant date. The closing price of the Company’s stock on February 19, 2021 (the date of the grant) was $28.60. The table below shows the target PSUs for each of the named executive officers:

	One-Time PSUs

	# of Units	Grant Date $ Value

Jeffrey W. Benck	30,595	$875,000
Roop K. Lakkaraju	8,742	$250,000
Michael D. Buseman	6,889	$197,000
Stephen J. Beaver	5,595	$160,000
Robert B. Crawford	5,035	$144,000

2019 PSU Award Results

The below table sets forth the threshold, target and maximum performance goals for the 2019 PSU three-year awards comprised of (i) Revenue, (ii) Operating Income Margin, and (iii) ROIC, weighted in equal thirds. Each plan component is assessed independently with respect to 2021 financial results of the Company.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 27

COMPENSATION DISCUSSION AND ANALYSIS

	PSU Performance Goals

Objective Level	Revenue	Operating Income Margin	ROIC

Threshold - 50%	$2.500 billion	4.50%	11.00%
Target - 100%	$2.925 billion	5.10%	13.00%
Maximum - 250%	$3.375 billion	5.70%	15.00%
Actual	$2.255 billion	3.00%	8.60%

At its regular first quarter 2022 meeting, the Human Capital and Compensation Committee determined the threshold performance goals for the 2019 PSU awards were not achieved and, therefore, no shares were approved or issued under such awards.

Other Compensation Practices, Polices and Guidelines

Share Ownership Guidelines

Our Named Executive Officers are subject to a share ownership requirement implemented in 2008 and last revised August 2021. According to that policy and while employed at the Company, within five years of becoming a Section 16 Officers under SEC guidelines, these senior officers must retain 20% of each vesting of RSUs until they meet the minimum ownership threshold of qualifying shares having a market value of at least 3x annual base salary for the CEO and 2x annual base salary for the other Named Executive Officers. Once the minimum ownership threshold is achieved, the threshold number of shares must be retained, and the officer remains in compliance despite any decrease in the market value of the Common Shares or any increase in base salary. All Named Executive Officers are in compliance with this ownership requirement or have not been with the company five years and are progressing toward the required amount.

Hedging, Short Sales and Pledging Policies

Directors and executives are prohibited from pledging, hedging, selling short or otherwise engaging in speculative practices regarding the Company’s securities.

Deferred Compensation Benefits

In order to attract and retain key employees, the Company established the Benchmark Electronics, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), which allows certain designated employees, including our Named Executive Officers, the opportunity to defer, on a pretax basis, their salary, bonus awards, and other specified compensation and to receive the deferred amounts, together with an investment return (positive or negative), either at a predetermined time in the future or upon termination of employment with the Company. The Company intends that the Deferred Compensation Plan will at all times be maintained on an unfunded basis for federal income tax purposes under the Code and be administered as a nonqualified ‘‘top-hat’’ plan exempt from the substantive requirements of the Employee Retirement Income Security Act. All contributions by employees to the Deferred Compensation Plan, as well as any contributions by the Company, are fully vested upon contribution.

Retirement Benefits

All employees in the United States, including the executive officers, are eligible to participate in the Company’s 401(k) Employee Savings Plan (the “Savings Plan”). The Savings Plan is a defined contribution tax-qualified retirement savings plan pursuant to which employees are able to contribute a portion of their eligible cash compensation to the Savings Plan and the Company provides matching cash at 50% of eligible employee contributions up to 4% upon hire. All contributions by employees to the Savings Plan, as well as any matching contributions by the Company, are fully vested upon contribution.

Perquisites and Personal Benefits

The Company historically has offered only minimal perquisites or other personal benefits to executive officers, consisting of a portion of the cost of financial planning services, health club memberships and annual physical exams.

28 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Analysis of Compensation Risk

Periodically our Human Capital and Compensation Committee analyzes the potential risks posed by the Company’s compensation programs to determine whether the programs might encourage the executive officers to take unnecessary or excessive risks, or whether the programs might encourage the manipulation of reported earnings. As part of its analysis the committee also considers mitigating factors and controls:

Component	Potential Risk	Mitigating Factors
Base Salary	• Increase in fixed expense. • Retention challenges if below market levels.	• Management of expenses and increases. • Annual market surveys.

Annual Incentive Plan	• Imprudent risk taking to maximize short-term reported financial results. • Short term operating income optimization without regard for longer term results.	• Internal financial controls. • Award caps. • Tied to independently audited results.

Long-Term Equity-Based Incentive Plans	• Imprudent risk taking to maximize short-term stock price. • Earnings manipulation.	• Long-term incentive awards at risk. • Share ownership guidelines. • Vesting periods. • Internal financial controls. Independent audit.

Health & Insurance Benefits	• Increase in fixed expense. • Retention challenges if not market competitive.	• Management of expenses. • Annual market surveys. • Strategic plan design to minimize cost escalations and consumer driven design components.

Retirement Benefits (401k and Deferred Compensation Plans)	• Increase in fixed expense. • Retention challenges if not market competitive. • Legal compliance risks.	• Management of expenses. • Limited nonqualified retirement benefits. • Third-party professional advisors.

Severance Plans	• Increase in fixed expense.	• Limitations within employment, severance and change of control agreements. • Benefit limits.

Perquisites & Expatriate Benefits	• Increase in fixed expense. • Retention challenges if not market competitive.	• Management of expenses. • Annual market surveys.

Overall, we believe that the Company’s compensation programs include an appropriate mix of fixed and variable features, short-term and long-term incentives and centralized oversight. Based on this, the Human Capital and Compensation Committee has determined that our compensation program is unlikely to motivate inappropriate risk-taking.

Certain Tax Considerations

Beginning with our 2018 tax year, Section 162(m) of the Code (“Section 162(m)”) generally prohibits a public company from taking an income tax deduction for compensation over $1 million paid to the principal executive officer, the principal financial officer and any one of the three highest paid executive officers as of the close of the applicable taxable year. Although, the tax benefits associated with performance-based compensation programs previously allowed under 162(m) generally have been eliminated, the Human Capital and Compensation Committee believes that a pay-for-performance model incentivizes our executive officers to achieve objectives that are aligned to the creation of shareholder value, irrespective of tax deductibility.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 29

HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT

The Human Capital and Compensation Committee operates under a written charter approved by the Board of Directors. As required by the charter, each member of the committee is independent, and no member of the committee has any interlocking or other relationships with the Company.

The committee administers the Company’s executive compensation program. Among other things, the committee is responsible for:

•	establishing the compensation of our CEO, which is then ratified by the full Board;
•	reviewing and approving the compensation of the Named Executive Officers other than the CEO as proposed by the CEO;
•	administering the Company’s employee benefit plans; and
•	overseeing the Company’s human capital programs, including diversity, equity and inclusion, as well as culture, talent management and organizational health.

The committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2021 and other compensation disclosures in this Proxy Statement with management. Based on such reviews and discussions, the committee recommended to the Board that the compensation-related disclosures made in this Proxy Statement, including the Compensation Discussion and Analysis, be included herein and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted,

Human Capital and Compensation Committee

Robert K. Gifford, Chair

Anne De Greef-Safft

Jeffrey S. McCreary

David W. Scheible

30 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

COMPENSATION TABLES AND NARRATIVES

The following tables, narratives and footnotes describe the total compensation and benefits of our CEO and our other Named Executive Officers for 2021.

Summary Compensation Table

The following table sets forth information concerning the compensation and benefits of our Named Executive Officers during the fiscal years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Jeffrey W. Benck(5)	2021	$919,731	$—	$4,375,000	$1,388,113	$54,002	$6,736,846
President,	2020	841,154	—	3,500,000	477,860	51,528	4,870,541
Chief Executive Officer (CEO)	2019	692,308	85,000	4,900,044	—	313,896	5,991,248
Roop K. Lakkaraju	2021	480,304	—	1,250,000	504,281	27,654	2,262,239
Executive Vice President,	2020	439,269	—	1,000,000	162,749	30,093	1,632,111
Chief Financial Officer (CFO)	2019	458,461	—	1,292,534	—	42,474	1,793,469
Michael D. Buseman	2021	459,865	—	1,008,000	452,645	19,729	1,940,239
Executive Vice President,	2020	410,961	—	787,500	152,261	21,492	1,372,214
Chief Operating Officer	2019	400,000	—	700,002	-	31,940	1,131,942
Stephen J. Beaver	2021	381,004	—	837,000	300,018	15,754	1,533,776
Senior Vice President, General Counsel and	2020	333,442	35,000	638,750	82,360	15,457	1,105,009
Chief Legal Officer, Corporate Secretary	2019	325,000	—	568,766	-	19,330	913,096
Rob B. Crawford(6)	2021	342,058	—	750,375	269,350	9,013	1,370,796
Senior Vice President,
Chief Revenue Officer
(1)	The 2020 Salary reflect a temporary 10% pay reduction from April 27, 2020 through December 31, 2020.
(2)

The amounts reflect the aggregate grant date fair value of RSU and PSU grants pursuant to the Company’s equity plans during the fiscal years ended December 31, 2021, 2020 and 2019, respectively, computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Stock awards were valued using the closing market price of the Common Shares on the grant date. A portion of the awards listed above are subject to performance conditions, with the grant date fair value calculated for purposes of the Stock Awards column assuming a target level of achievement. For PSUs, assuming the performance conditions will be achieved at a maximum level of 250% of target for grants in 2021, the grant date fair value of PSU awards for each of our Named Executive Officers would be as follows:

Mr. Benck	$6,562,500
Mr. Lakkaraju	$1,875,000
Mr. Buseman	$1,506,250
Mr. Beaver	$1,245,250
Mr. Crawford	$1,117,969
(3)

The amounts shown in this column reflect cash incentive bonuses earned by our Named Executive Officers pursuant to the Company’s annual executive incentive compensation plan. The amounts include cash bonuses earned in year of service regardless of when paid.

(4)

For the year ended December 31, 2021, the “All Other Compensation” column includes (a) $11,000 to Mr. Benck, $6,530 to Mr. Lakkaraju, $9,750 to Mr. Buseman, $3,910 to Mr. Beaver and $3,999 to Mr. Crawford paid by the Company pursuant to the Company’s Savings Plan (under the Savings Plan, the Company is obligated to make matching contributions according to the terms of the Savings Plan), (b) payments by the Company to Messrs. Benck, Lakkaraju, Buseman, Beaver and Crawford pursuant to the Company’s Deferred Compensation Plan as elective contributions (see “Registrant Contributions in Last Fiscal Year” column below under Nonqualified Deferred Compensation), and (c) payments by the Company of premiums for term life insurance on behalf of each of our Named Executive Officers. In addition, Mr. Benck received $8,600 of perquisites during 2021, which included $5,000 for financial planning services and $3,600 for a health club membership. Mr. Lakkaraju received $9,638 of perquisites during 2021, which included $5,000 for financial planning services and $2,401 for a health club membership and $2,162 for his annual executive physical. Mr. Buseman received $1,819 of perquisites for his annual executive physical. Mr. Beaver received $5,694 of perquisites during 2021 which included $1,130 for financial planning services and $3,900 for a health club membership and $589 for his annual executive physical. Mr. Crawford received $75 of perquisites during 2021.

(5)	Mr. Benck became President and CEO in March 2019.
(6)	Mr. Crawford became an Executive Officer in July 2019 and was deemed a Named Executive Officer in 2021.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 31

COMPENSATION TABLES AND NARRATIVES

Employment and Other Agreements

The Company has entered into an employment agreement with Mr. Benck and severance agreements with Messrs. Lakkaraju, Buseman, Beaver and Crawford. These agreements are automatically extended by successive one-year terms, unless terminated by the Company or the executive.

Each agreement also provides for severance payments if the applicable Named Executive Officer’s employment is terminated under certain qualifying circumstances. A more detailed discussion of the severance terms is set forth in “Potential Payments upon Termination or Change in Control”.

Each agreement contains restrictive covenants that prohibit the applicable Named Executive Officer from competing with the Company or soliciting its customers or service providers during the term of the agreement and for two years thereafter, as well as a confidentiality covenant of indefinite length.

In addition to the restrictive covenants described in the preceding sentence, Messrs. Benck, Lakkaraju, Buseman, Beaver and Crawford may not, during their periods of employment and for two years thereafter or divert customers of the Company to its competitors.

Grants of Plan-Based Awards

The Benchmark Electronics, Inc. 2010 Omnibus Plan authorized, and its replacement, the 2019 Omnibus Plan, authorizes, the Company, upon approval of the Human Capital and Compensation Committee, to grant a variety of types of awards, including stock options, restricted shares, RSUs, stock appreciation rights, performance compensation awards, including PSUs, phantom stock awards and deferred share units, or any combination thereof, to any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company. The 2010 Omnibus Plan was replaced in May 2019 and no additional grants can be made under that plan. The 2019 Omnibus Plan was approved by the Company’s shareholders in May 2019 and replaced the 2010 Omnibus Plan. As of December 31, 2021, the Company had equity awards outstanding with respect to 1.6 million Common Shares under the Company’s 2010 and 2019 Omnibus Plan, and 2.2 million additional Common Shares are available for issuance under the 2019 Omnibus Plan.

The following table sets forth information concerning grants of RSUs and PSUs to the Named Executive Officers during 2021 under the 2019 Omnibus Plan, as well as estimated possible payouts under cash and equity incentive plans. The Company did not grant any stock option awards during 2021; accordingly, these columns have been omitted.

32 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

COMPENSATION TABLES AND NARRATIVES

2021 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Awards ($)(3)

Jeffrey W. Benck	2/19/21	—	—	—	45,892	91,784	229,460	—	$2,625,000
	2/19/21	—	—	—	—	—	—	61,189	$1,750,000
	2/19/21	$533,025	$1,066,050	$2,132,100	—	—	—	—	—
Roop K. Lakkaraju	2/19/21	—	—	—	13,113	26,225	65,563	—	$750,000
	2/19/21	—	—	—	—	—	—	17,483	$500,000
	2/19/21	$193,640	$387,280	$774,560	—	—	—	—	—
Michael D. Buseman	2/19/21	—	—	—	10,534	21,068	52,670	—	$602,500
	2/19/21	—	—	—	—	—	—	14,179	$405,500
	2/19/21	$173,813	$347,625	$695,250	—	—	—	—	—
Stephen J. Beaver	2/19/21	—	—	—	8,716	17,431	43,578	—	$498,500
	2/19/21	—	—	—	—	—	—	11,836	$338,500
	2/19/21	$116,070	$232,140	$464,280	—	—	—	—	—
Rob B. Crawford	2/19/21	—	—	—	7,818	15,636	39,090	—	$447,188
	2/19/21	—	—	—	—	—	—	10,601	$303,188
	2/19/21	$103,950	$207,900	$415,800	—	—	—	—	—

(1)

The information included in the “Threshold”, “Target” and “Maximum” columns represents the range of potential payout under the 2021 annual executive incentive compensation plan for the Named Executive Officers in 2021.

(2)

The information included in the “Threshold”, “Target” and “Maximum” columns represents the range of potential shares that may be earned in respect of PSUs granted under the 2019 Omnibus Plan for the Named Executive Officers in 2022 and 2023. The number of PSUs that will ultimately be earned will not be determined until the end of the performance periods, which are December 31, 2022 and December 31, 2023. Shares earned will be proportionately increased in the event of attainment of performance goals at levels between “Threshold” and “Target” or “Target” and “Maximum”.

(3)

The amounts shown in this column reflect the grant date fair value of the RSU and PSU awards granted in 2021, as computed in accordance with FASB ASC Topic 718. The RSUs and PSUs were valued using the closing market price of the Common Shares on the grant date. The amounts for the PSUs assume a target level of achievement.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 33

COMPENSATION TABLES AND NARRATIVES

2021 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our Named Executive Officers at December 31, 2021.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mr. Benck	172,911	(1)	$4,685,888	154,129	(2)	$4,176,896
Mr. Lakkaraju	50,414	(1)	$1,366,219	44,038	(2)	$1,193,430
Mr. Buseman	32,385	(1)	$877,634	35,096	(2)	$951,102
Mr. Beaver	28,131	(1)	$762,350	28,809	(2)	$780,724
Mr. Crawford	26,831	(1)	$727,120	25,923	(2)	$702,513

(1)	The following table provides the number of unvested RSU awards by vesting date held by our Named Executive Officers at December 31, 2021, subject to the executive’s continued employment.

Vesting Date	Mr. Benck	Mr. Lakkaraju	Mr. Buseman	Mr. Beaver	Mr. Crawford
January 8, 2022	—	3,884	—	—	—
February 19, 2022	15,297	4,370	3,544	2,959	2,650
February 20, 2022	15,587	12,297	8,077	5,375	2,572
March 18, 2022	32,479	—	—	—	—
August 20, 2022	—	—	—	—	4,256
August 28, 2022	—	—	—	2,700	—
February 19, 2023	15,297	4,370	3,544	2,959	2,650
February 20, 2023	15,586	12,297	6,622	5,376	2,571
March 18, 2023	32,484	—	—	—	—
August 20, 2023	—	—	—	—	4,259
February 19, 2024	15,297	4,370	3,544	2,959	2,650
February 20, 2024	15,586	4,453	3,507	2,844	2,572
February 19, 2025	15,298	4,373	3,547	2,959	2,651
	172,911	50,414	32,385	28,131	26,831

(2)

This represents the number of shares that will be delivered assuming target level of performance for PSU awards. The number of PSUs that will ultimately be earned will not be determined until the end of the respective performance periods, and may vary from as low as zero to as high as 2.5 times the target number.

34 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

COMPENSATION TABLES AND NARRATIVES

2021 Vested Stock Table

The following table sets forth information concerning vesting of stock awards by our Named Executive Officers during the fiscal year ended December 31, 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Mr. Benck	48,065	$1,459,832
Mr. Lakkaraju	16,178	$462,690
Mr. Buseman	10,745	$300,388
Mr. Beaver	8,075	$226,197
Mr. Crawford	6,828	$182,800

(1)	The amounts were calculated by multiplying the number of shares acquired on vesting by the Company’s closing stock price per share on the vesting date.

Pension Benefits

None of our Named Executive Officers is covered by a pension plan or other similar benefit plan that provides for payments or other benefits.

Nonqualified Deferred Compensation

The Deferred Compensation Plan allows certain designated employees, including our Named Executive Officers, to defer up to 75% of their base salary and up to 100% of their incentive bonus and other types of ‘‘compensation’’ (commission and such other cash compensation or equity compensation approved by the Human Capital and Compensation Committee) on a tax-deferred basis. Participants may receive matching contributions from the Company on certain of their deferrals. Some participants may also receive discretionary contributions made by the Company. Deferred amounts, together with any investment return (positive or negative) may be distributed either at a predetermined time in the future or upon termination of employment with the Company. The Company intends that the Deferred Compensation Plan will at all times be maintained on an unfunded basis for federal income tax purposes under the Code and be administered as a nonqualified “top-hat” plan exempt from the substantive requirements of the Employee Retirement Income Security Act.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)

Mr. Benck	$—	$34,060	$12,417	$—	$131,115
Mr. Lakkaraju	—	11,144	16,145	—	94,095
Mr. Buseman	—	10,424	16,848	—	182,917
Mr. Beaver	—	5,808	—	—	16,224
Mr. Crawford	—	4,596	—	—	10,946

(1)	The amounts reported in the “Registrant Contributions in Last Fiscal Year” column are included in the Summary Compensation Table in the “All Other Compensation” column.
(2)

These amounts are not considered above-market or preferential under SEC rules and therefore are not reported in the Summary Compensation Table. All contributions to the Deferred Compensation Plan, including Company contributions, are fully vested upon contribution.

(3)

Of the amounts reported in the “Aggregate Balance at Last Fiscal Year End” column, the following amounts were previously reported in the Summary Compensation Tables in the Company’s Proxy Statements in prior years: Mr. Benck - $82,750, Mr. Lakkaraju - $45,525, Mr. Buseman - $104,550, and Mr. Beaver - $10,375.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 35

COMPENSATION TABLES AND NARRATIVES

Potential Payments upon Termination or Change in Control

The Company has entered into agreements with the Named Executive Officers that would require the payment of severance by the Company if the applicable executive’s employment were terminated (i) by the Company without cause or (ii) by the executive for “good reason”. The severance to be paid to Messrs. Lakkaraju, Buseman, Beaver and Crawford is equal to 100% of the executive’s annual base salary, plus the target level bonus for the full year of termination payable when bonuses are otherwise paid to the Company’s employees. If these executives secure other employment following termination, the foregoing payments will be reduced to 50% of the balance still owing.

In addition, the Company will provide Messrs. Lakkaraju, Buseman, Beaver and Crawford continuation of health insurance coverage for one year after the termination of employment. Additionally, in the case of Messrs. Lakkaraju, Buseman, Beaver and Crawford, the agreements provide for payment of severance upon the executive’s death or disability, in an amount equal to a prorated bonus. Upon a termination of employment for cause or retirement, the Named Executive Officers will only receive salary earned to the date of termination and benefits under the Company’s benefit plans that were vested as of the date of termination.

In the event the Company terminated Mr. Benck’s employment without cause or Mr. Benck terminated his employment for “good reason”, Mr. Benck would be entitled to receive a lump-sum cash payment equal to two times the sum of (1) Mr. Benck’s (A) annual base salary at the time of his termination plus (B) the greater of his target bonus for the year in which the termination date occurs and the last annual bonus paid to Mr. Benck prior to the termination date (the sum of (A) and (B), the “Total Cash Amount”), and (2) pro rata vesting of all service or time-based unvested RSUs held on the termination date, based on the number of days elapsed in the Initial Term prior to the termination date, and all of his unvested performance-based awards would be forfeited.

In the event the Company terminated Mr. Benck’s employment without cause or Mr. Benck terminated his employment for “good reason” within the 24-month period immediately following a change in control of the Company, then he would instead be entitled to receive a lump-sum cash payment equal to three times the Total Cash Amount set forth above and full accelerated vesting of all outstanding RSUs and his PSUs would vest based on target performance.

In either case or in the case of Mr. Benck’s death or disability, the Company would also pay for the portion of the premium cost for Mr. Benck’s group health insurance coverage that it would pay him if he had remained employed by the Company for a period of 18 consecutive months after the termination date, or until such earlier time at which he becomes eligible for similar benefits by reason of new employment or is otherwise no longer eligible for continued coverage under applicable law.

The agreements also provide that if payments and benefits provided thereunder along with other payments and benefits provided by the Company would collectively constitute “parachute payments” for purposes of the golden parachute excise tax provisions under Sections 280G and 4999 of the Code, such payments and benefits would be reduced to an amount sufficient to avoid application of the golden parachute excise tax, but only if the net after-tax amount received by the Named Executive Officers in respect of such payments and benefits in the absence of such reduction would be less than the net after-tax amount received by the Named Executive Officers in respect of such payments and benefits as a result of such reduction.

In the case of Messrs. Lakkaraju, Buseman, Beaver and Crawford, “good reason” is generally defined as (i) a material diminution of the executive’s duties or responsibilities, (ii) a reduction in the executive’s target compensation opportunity greater than 10%, (iii) a move to a principal office location that is more than 50 miles from Scottsdale, Arizona without his or her consent, (iv) the Company’s failure to renew the agreement for a successive one-year term, or (v) a material breach by the Company of any other provision of the agreement that is not cured after written notice by the executive.

In the case of Mr. Benck, “good reason” is generally defined as (i) a material diminution of his title or responsibilities, (ii) a reduction in his base salary or annual bonus or long-term incentive compensation opportunity, (iii) relocation of the primary workplace more than 35 miles from his prior workplace, or (iv) a material breach by the Company of his employment agreement that is not cured after written notice by Mr. Benck.

Potential Payments under Involuntary Termination Without Cause, Termination for Good Reason and Termination upon a Change in Control

The table below reflects the amount of compensation payable to the Named Executive Officers upon involuntary not-for-cause termination, or termination by the executives for good reason and termination following a change of control in accordance with their employment or severance agreements. The amounts shown assume that such termination was effective as of December 31, 2021 and includes amounts earned through such time and estimates of the amounts that would be paid to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. Upon separation from the Company, the Named Executive Officers will be entitled to receive all amounts accrued and vested under the Savings Plan and the Deferred Compensation Plan. These amounts will be determined and paid in accordance with the applicable plan and are not included in the table because they are not severance payments.

The Company’s outstanding equity awards would vest in the event of a termination of employment by the Company without cause or by the awardholder for “good reason” within the two-year period following a change in control of the Company. However, the Company’s outstanding equity awards would vest immediately prior to a change in control if the awards are not assumed or substituted by the successor company or its parent or subsidiary in connection with the transaction. Under the equity award agreements, “good reason” is defined as (i) a material diminution of the awardholder’s duties or responsibilities, (ii) a reduction in the awardholder’s base salary greater than 10%, or annual bonus or long-term incentive compensation opportunity or (iii) a material breach by the Company of the awardholder’s employment agreement or any other agreement between the Company and the awardholder.

36 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

COMPENSATION TABLES AND NARRATIVES

Name	Lump Sum Severance Payment(1)	Continuation of Insurance Benefits(2)	Accelerated Vesting of Stock Awards		Total Payments

Mr. Benck	$3,986,100	$30,929	$3,027,138	(3)	$7,044,167	(5)
Mr. Benck—Change in Control	11,958,300	30,929	8,856,243	(4)	20,845,472	(5)
Mr. Lakkaraju	988,381	20,619	—		1,009,000	(5)
Mr. Lakkaraju—Change in Control	1,976,762	30,929	2,557,760	(4)	4,565,451	(5)
Mr. Buseman	916,145	14,004	—		930,149	(5)
Mr. Buseman—Change in Control	1,832,290	21,005	1,827,385	(4)	3,680,681	(5)
Mr. Beaver	686,918	21,679	—		708,597	(5)
Mr. Beaver—Change in Control	1,373,836	32,518	1,541,935	(4)	2,948,289	(5)
Mr. Crawford	615,850	20,619	—		636,469	(5)
Mr. Crawford—Change in Control	1,231,700	30,929	1,428,578	(4)	2,691,207	(5)

(1)

Payment based on annual base salary as of December 31, 2021 and, if applicable, any cash incentive bonus payable under the terms of their agreements. The amounts do not include payments to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay.

(2)

Estimated cost to the Company of providing applicable insurance welfare benefits for (i) 18 months for Mr. Benck and (ii) 12 months (18 months, in the event of a termination of employment in connection with a change in control) for Messrs. Lakkaraju, Buseman, Beaver and Crawford, in each case after the termination of employment based on average annual cost per employee.

(3)

The value of the accelerated vesting benefit equals (A) the number of RSUs that would vest on an accelerated basis upon the occurrence of a qualifying termination, multiplied by (B) the closing price per share of the Common Shares on December 31, 2021.

(4)

The value of the accelerated vesting benefit equals (A) the number of RSUs and PSUs that would vest on an accelerated basis upon the occurrence of a qualifying termination within the two-year period following a change of control event, multiplied by (B) the closing price per share of the Common Shares on December 31, 2021.

(5)

These payments and benefits are subject to reduction if their receipt triggers the golden parachute excise tax under Section 4999 of the Code. As indicated above, payments and benefits would be reduced to an amount sufficient to avoid application of the golden parachute excise tax to the extent that the net after-tax amount received by the Named Executive Officer in respect of such payments and benefits in the absence of such reduction would be less than the net after-tax amount received by them in respect of such payments and benefits as a result of such reduction.

Potential Payments upon Death or Disability

The amount of compensation payable to each Named Executive Officer’s estate upon the death or disability of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2021, and thus include amounts earned through such time and are estimates of the amounts that would be paid to the executives’ estates upon their termination. The actual amounts to be paid can only be determined at the time of the executive’s death or disability. All contributions to the Deferred Compensation Plan are fully vested upon contribution and would be paid out upon death or disability. See “Compensation Tables and Narratives—Nonqualified Deferred Compensation.”

Name	Lump Sum Payment Attributable to Salary(1)	Lump Sum Payment Attributable to Cash Incentive Bonus(1)	Continuation of Health Insurance Benefits(2)	Vesting of Stock Awards(3)

Mr. Benck	$—	$—	$30,929	$8,856,243
Mr. Lakkaraju	—	504,281	—	1,365,211
Mr. Buseman	—	452,645	—	876,986
Mr. Beaver	—	300,018	—	761,787
Mr. Crawford	—	269,350	—	726,583

(1)

Payment based on executive’s annual base salary and cash incentive bonus as of December 31, 2021. The amounts do not include payments to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay.

(2)	Estimated cost to the Company of providing health insurance benefits for 18 months following the death or disability of Mr. Benck.
(3)

The value of the accelerated vesting benefit equals (A) the number of RSUs that would vest on an accelerated basis upon the death or disability of the Named Executive Officers and for Mr. Benck all unvested PSU at target payout, multiplied by (B) the closing price per share of the Common Shares on December 31, 2021.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 37

COMPENSATION TABLES AND NARRATIVES

CEO Pay Ratio

As required by SEC rules, the Company is disclosing the median of the annual total compensation of all employees of the Company (excluding the CEO), the annual total compensation of the CEO, and the ratio of the median of the annual total compensation of all employees to the annual total compensation of the CEO. The pay ratio below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K (“Item 402(u)”) and based on our internal records and the methodology described below.

Consistent with Item 402(u), the Company reviewed its global employee population at the end of the Company’s fiscal year or December 31, 2021 to prepare the analysis. Using the Company’s internal records for December 31, 2019, the date selected by the Company for purposes of choosing the median employee, the global employee population consisted of approximately 11,210 individuals, with approximately 27% of these individuals located in the United States, 50% in Asia, 9% in Europe and the remaining 14% in Mexico. Based on a review of the data as of December 31, 2021, the Company concluded that there has been no change in its employee population or employee compensation arrangements that it believes would significantly impact the pay ratio disclosure. As a result, the median employee was identified using the Company’s last payroll records of 2021 and the base salary paid to employees (annualized in the case of employees who joined the Company during 2021), excluding our CEO, as the Company believes this to be a consistently applied measure across its population. The specific median employee left the organization in 2021 and as the rules permit, the Company is using another employee whose compensation is in closest proximity to the originally identified median employee based on the base salary compensation measure used to select the original median employee at the end of 2019. The base salaries of employees outside of the United States were converted using the prevailing currency exchange rate in December 2019. Other sources of compensation were then added to calculate the annual total compensation of the median employee.

For fiscal 2021, the median employee’s annual total compensation was $9,676 and the annual total compensation of the Company’s CEO was $6,736,846. Based on this information, the ratio of the annual total compensation of the Company’s CEO to the annual total compensation of its median employee for fiscal 2021 is 696:1. The median employee is a direct labor worker at our Guadalajara, Mexico manufacturing facility.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and is based upon our reasonable judgments and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, accordingly the Pay Ratio reported above may not be comparable to the pay ratio calculated by other companies, as other companies have different circumstances, employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions.

The Company has not made any of the adjustments permissible by the SEC, nor have any material assumptions or estimates been made to identify the median employee or to determine annual total compensation.

Compensation of Directors

Employee directors have never received any additional compensation for serving on the Board above the compensation they received for serving as officers of the Company. For information regarding compensation programs with respect to our Named Executive Officers, see “Compensation Discussion and Analysis.”

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting nonemployee director compensation, the Board considers the significant amount of time that directors spend in fulfilling their duties, as well as the skill they bring to the Board. Any changes to nonemployee director compensation practices are recommended by the Human Capital and Compensation Committee, working with its Consultant, for approval by the full Board.

The Human Capital and Compensation Committee annually reviews and evaluates nonemployee director compensation practices in relation to comparable companies. Based on review of this data in May 2021, conducted with the benefit of the committee’s Consultant, the committee recommended no increase in the annual retainer that has been paid to directors or the fees paid for attendance at Board and committee meetings. Each nonemployee director receives an RSU award with a $150,000 value on the date of the annual shareholders meeting; a director first elected on a date other than the date of the annual shareholders meeting receives an RSU award that is discounted on a pro rata basis for the portion of the year served. Each RSU vests over a one-year period following its issue.

In addition, nonemployee directors are subject to a minimum share ownership requirement. Within five years of the date the director joins the Board, each nonemployee director is required to directly own Common Shares of the Company with a market value of at least $180,000 (three times the annual board retainer). All Directors are in compliance with this ownership requirement, including those progressing toward the required amount.

38 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

COMPENSATION TABLES AND NARRATIVES

Cash Compensation Paid to Nonemployee Directors

The following table shows the 2021 nonemployee director compensation as determined by the Board upon the recommendation of the Human Capital and Compensation Committee. Accrued meeting fees and pro rata retainers are paid quarterly.

Annual Board Retainer	$60,000
Annual Non-Executive Board Chair Retainer	$80,000
Annual Audit Committee Chair Retainer	$20,000
Annual Compensation and Human Capital and Committee Chair Retainer	$15,000
Annual Nominating, Sustainability and Corporate Governance Committee Chair Retainer	$12,500
Payment per Board meeting attended	$1,500
Payment per Committee meeting attended	$1,500

Directors are also reimbursed for their reasonable travel expenses incurred on Company business.

Equity-Based Compensation Program for Nonemployee Directors

In 2002, the Board adopted and shareholders approved the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors (the “2002 Plan”) for the benefit of members of the Board who are not employees of the Company or its Affiliates (as defined in the 2002 Plan). The purpose of the 2002 Plan was to encourage ownership of the Common Shares by eligible nonemployee directors, to increase their incentive to render services and exert maximum effort for the success of the Company, and to further align their interests with shareholders. The 2002 Plan terminated in February 2012 and was replaced by the 2010 Omnibus Plan; no additional grants may be made under the 2002 Plan. In May 2019, the 2010 Omnibus Plan was terminated and replaced with the 2019 Omnibus Plan approved by the Company’s shareholders. No additional grants may be made under the 2010 Omnibus Plan. The 2010 Omnibus Plan will, however, continue to govern awards previously granted under the 2010 Omnibus Plan.

During 2021, an aggregate 49,520 RSUs were granted to nonemployee directors under the 2019 Omnibus Plan. These awards vest over a one-year period, starting from the grant date.

2021 Director Summary Compensation Table

The following table summarizes the cash and equity compensation for nonemployee directors during 2021. The Company did not grant any stock option awards to any of our nonemployee directors during 2021, and none of them is covered by a nonequity incentive plan, pension plan or nonqualified deferred compensation plan; accordingly, these columns have been omitted.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)

Bruce A. Carlson(2)	$70,500	$150,000	$220,500
Anne De Greef-Safft	76,500	150,000	226,500
Douglas G. Duncan	89,000	150,000	239,000
Robert K. Gifford	85,500	150,000	235,500
Ramesh Gopalakrishnan(3)	—	87,534	87,534
Kenneth T. Lamneck	96,500	150,000	246,500
Jeffrey S. McCreary	76,500	150,000	226,500
Merilee Raines(4)	52,500	150,000	202,500
David W. Scheible	156,500	150,000	306,500
Lynn A. Wentworth(5)	18,000	131,918	149,918

(1)

The amounts reflect the aggregate fair value of RSUs granted pursuant the 2019 Omnibus Plan during 2021, computed in accordance with the provisions of FASB ASC Topic 718. The RSU awards were valued using the closing market price of the Common Shares on the grant date.

(2)	Mr. Carlson is a former director who retired in October 2021.
(3)	Mr. Gopalakrishnan was appointed to the Board in October 2021.
(4)	Ms. Raines is a former director who resigned in June 2021.
(5)	Ms. Wentworth was appointed to the Board in June 2021.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 39

COMPENSATION TABLES AND NARRATIVES

The following table sets forth information concerning unvested RSUs held by each of the non-employee directors in the table above as of December 31, 2021.

Name	Number of Shares or Units of Stock That Have Not Vested
Mr. Carlson	—
Ms. De Greef-Safft	5,200
Mr. Duncan	5,200
Mr. Gifford	5,200
Mr. Gopalakrishnan	3,349
Mr. Lamneck	5,200
Mr. McCreary	5,200
Ms. Raines	—
Mr. Scheible	5,200
Ms. Wentworth	4,571

40 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

PROPOSAL 2 — ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board is seeking a shareholder advisory vote to approve Named Executive Officer compensation. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing shareholders an opportunity to cast a nonbinding, advisory vote to approve the compensation of our Named Executive Officers as disclosed above pursuant to the SEC’s compensation disclosure rules. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve or not approve our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

This Say-on-Pay vote is advisory only and not binding on the Company, the Human Capital and Compensation Committee or the Board. However, the committee and Board will take the outcome of this vote into account when considering future compensation arrangements for our Named Executive Officers.

As selected by our shareholders at the 2017 annual meeting (commonly referred to as a “Say-on-Frequency” vote) and approved by our Board, the Say-on-Pay vote is held annually. The next Say-on-Frequency vote will occur in 2023.

Recommendation

✓	The Board of Directors recommends a vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED

Unless a proxy is marked to give a different direction, the persons named in the proxy will provide an advisory vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 41

COMMON SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, of Common Shares as of March 31, 2022, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares, each director and nominee for director of the Company, each Named Executive Officer of the Company and all directors and executive officers of the Company as a group.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Benchmark Electronics, Inc., 56 South Rockford Drive, Tempe, Arizona 85281.

Beneficial Owners	Common Shares Beneficially Owned (1)		Percentage of Outstanding Common Shares
Stephen J. Beaver	16,388		(2)
Jeffrey W. Benck	85,544		(2)
Michael D. Buseman	25,612		(2)
Robert B. Crawford	10,246		(2)
Ramesh Gopalakrishnan	3,349	(4)	(2)
Anne De Greef-Safft	18,879	(3)	(2)
Douglas G. Duncan	36,023	(3)	(2)
Robert K. Gifford	32,226	(3)	(2)
Jan M. Janick	32,854		(2)
Roop K. Lakkaraju	39,186		(2)
Kenneth T. Lamneck	49,517	(3)	(2)
Jeffrey S. McCreary	72,180	(3)	(2)
David W. Scheible	62,882	(3)	(2)
Rhonda R. Turner	6,956		(2)
Lynn A. Wentworth	4,571	(5)	(2)
Directors and current executive officers as a group (17 persons)	551,805	(6)	1.6%
BlackRock Inc.	5,835,778	(7)(8)	16.6%
55 East 52nd Street
New York, New York 10055
The Vanguard Group	3,851,608	(7)(9)	10.9%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Franklin Mutual Advisors, LLC	3,639,223	(7)(10)	10.3%
101 John F. Kennedy Parkway
Short Hills, NJ 07078
Dimensional Fund Advisors LP	2,821,882	(7)(11)	8.0%
Building One
6300 Bee Cave Road
Austin, Texas 78746

(1)	Unless otherwise noted, each person identified possesses sole voting and dispositive power with respect to the shares listed, subject to community property laws.
(2)	Less than 1%.
(3)	Includes 5,200 shares to be acquired upon the vesting of RSUs within 60 days of March 31, 2022.

(4)     Includes 3,349 shares to be acquired upon the vesting of RSUs within 60 days of March 31, 2022.

(5)      Includes 4,571 shares to be acquired upon the vesting of RSUs within 60 days of March 31, 2022.

(6)	Includes 19,300 shares that may be acquired upon the exercise of options currently exercisable and 39,120 shares to be acquired upon the vesting of RSUs within 60 days of March 31, 2022.
(7)	Based solely on information filed with the SEC.
(8)

According to a January 27,2022 Schedule 13G/A filing: (i) BlackRock Inc. has sole power to vote or direct the vote of 5,749,205 shares and sole power to dispose or direct the disposition of 5,835,778 shares and (ii) holds such shares in its capacity as a parent holding company or control person.

42 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

COMMON SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(9)

According to a February 9, 2022, Schedule 13G/A filing: (i) The Vanguard Group has sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 40,263 shares, shared power to dispose or direct the disposition of 63,681 shares and sole power to dispose or direct the disposition of 3,787,927 shares and (ii) holds such shares in its capacity as investor advisor.

(10)

According to a February 3, 2022, Schedule 13G/A filing: (i) Franklin Mutual Advisers, LLC has sole power to vote or direct the vote 3,467,320 shares and sole power to dispose or direct the disposition of 3,639,223 shares and (ii) holds such shares in its capacity as investor advisor.

(11)   According to a February 8, 2022, Schedule 13G/A filing: (i) Dimensional Fund Advisors LP has sole power to vote or direct the vote of 2,768,115 shares and sole power to dispose or direct the disposition of 2,821,882 shares and (ii) holds such shares in its capacity as investor advisor.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 43

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee determined that the appointment of KPMG is in the best interest of the Company and shareholders and has appointed KPMG as the independent public accounting firm of the Company for the year ending December 31, 2022. Shareholders will be asked to ratify the appointment of KPMG at the Meeting. Ratification will require the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. The current engagement partner began his services on the Company’s account in March 2020. Representatives of KPMG will be present at the Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

✓	The Board of Directors recommends a vote FOR the proposal to ratify the appointment of the independent public accounting firm.

44 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s financial reporting process, as well as the design and maintenance of systems of internal accounting and financial controls. The Audit Committee is responsible for providing independent, objective oversight of management’s conduct of the reporting process and the accounting and control systems. The committee operates under a written charter approved by the Board and met 12 times during 2021. The committee’s meetings are designed to facilitate and encourage communication between members of the committee and management, private communication between committee members and the Company’s internal auditors, and between committee members and the Company’s independent registered public accounting firm, KPMG. The committee has oversight of compliance with legal and regulatory requirements and ethical standards, and evaluates the qualifications and independence of the Company’s outside advisors.  The Committee also receives quarterly cybersecurity updates from the Company’s Chief Information Officer.

The Audit Committee has sole authority for the selection and retention of the Company’s independent accountants. The independent accountants’ appointment is presented annually to shareholders for ratification. For 2021, the committee determined that it would be in the best interest of the Company and shareholders to again appoint KPMG as the independent accountants. KPMG has served as our auditor since 1986. The independent accountants are responsible for auditing the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management, our internal auditor and KPMG to review and discuss the 2021 audited financial statements and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. The committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the committee received written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the committee concerning independence, and the committee reviewed and discussed with KPMG the firm’s independence.

Based upon the Audit Committee’s review of the audited consolidated financial statements and the foregoing reviews and discussions, the committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a specific policy for pre-approval of services to be provided by the Company’s independent accountants. Under the policy, in addition to the annual audit engagement terms and fees, the committee pre-approves specific types of audit, audit-related, tax and non-audit services to be performed by the independent accountants throughout the year, as well as fee ranges for each specific service, based on the committee’s determination that the provision of the services would not be likely to impair the accounting firm’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the committee. The pre-approval is effective for 12 months from the date of pre-approval, unless the committee specifically approves the provision of such services for a different period. The policy permits the committee to delegate pre-approval authority to one or more of its members to ensure prompt handling of unexpected matters, with such delegated pre-approvals to be ratified by the committee at its next meeting.

The following table presents fees for professional services provided by KPMG for 2021 and 2020, 100% of which were pre-approved by the Audit Committee.

	2021	2020
Audit fees(1)	$1,601,000	$1,586,000
Audit-related fees(2)	12,000	12,000
Tax fees(3)	432,000	780,000
All other fees(4)	15,000	—
Total fees	$2,060,000	$2,378,000

(1)

Includes fees billed for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2021 and 2020, the reviews of the condensed financial statements included in our quarterly reports on Form 10-Q in 2021 and 2020, the audit of the Company’s effectiveness of internal control over financial reporting, statutory audits required internationally, and services rendered by KPMG related to regulatory filings with the SEC.

(2)	Includes fees billed for professional services rendered by KPMG for certain compliance-related services.
(3)	Includes fees billed for professional services rendered by KPMG in connection with domestic and international income tax planning, compliance, and tax audits.
(4)	Includes fees billed by KPMG for the use of an executive education learning platform and courses.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 45

AUDIT COMMITTEE REPORT

The Audit Committee has considered whether the services provided by KPMG as they related to other non-audit services are compatible with maintaining the firm’s independence. The committee has determined that provision of those services is compatible with maintaining the independence of KPMG as the Company’s registered public accounting firm.

Respectfully submitted,

Audit Committee

Kenneth T. Lamneck, Chair

Douglas G. Duncan

Ramesh Gopalakrishnan

Lynn A. Wentworth

46 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

PROPOSAL 4 — APPROVAL OF

AMENDMENT TO THE BENCHMARK ELECTRONICS, INC.

2019 OMNIBUS INCENTIVE COMPENSATION PLAN

General

On March 25, 2019, the Board approved, subject to the approval of our shareholders, the Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan (the “2019 Omnibus Plan”). The 2019 Omnibus Plan was approved by our shareholders at our 2019 annual meeting of shareholders on May 15, 2019.

As of March 31, 2022, only 1,529,393 Common Shares remained available for grant under the 2019 Omnibus Plan and, assuming the current usage rate, the Company expects these remaining Common Shares to be depleted by the end of 2023. In order to continue to have an appropriate supply of shares available for grant under the 2019 Omnibus Plan, on April 5, 2022, the Board adopted, subject to shareholder approval, an amendment to the 2019 Omnibus Plan that would increase the total number of shares of common stock reserved and available for grant by 1,375,000 shares (the “First Amendment”). If shareholder approval is obtained, the First Amendment will be effective as of the date of the Annual Meeting.

Equity compensation awards are an important part of our overall compensation program and the Company wants to ensure that there is a sufficient number of shares available to adequately incentivize our officers, employees, directors and consultants. Our fully-diluted capital structure (excluding awards outstanding under our equity compensation plans) as of March 31, 2022 consisted of:

Common Shares	35,257,685
Common Shares issuable upon conversion of Preferred Stock	—
Fully-Diluted Common Shares Outstanding	35,257,685

The table below represents our potential fully-diluted overhang levels as of March 31, 2022 based on our fully-diluted Common Shares outstanding, as shown above, awards outstanding under our equity compensation plans and our request of the 1,375,000 additional shares subject to the First Amendment.

Potential Overhang with 1,375,000 Additional Shares:
Outstanding Awards under Equity Compensation Plans as of March 31, 2022		1,899,677
Outstanding unvested full value awards under 2019 Omnibus Plan	1,808,776
Outstanding unexercised options	90,901
Weighted average remaining term	1.87
Weighted average exercise price	$21.75
Common Shares available for future grant under the 2019 Omnibus Plan as of March 31, 2022		1,529,393
Additional requested Common Shares under the First Amendment		1,375,000
Total Potential Dilution, or Overhang		4,804,070
Potential Dilution as a Percentage of Fully-Diluted Common Shares Outstanding		13.63%

Our burn rate for the last three years (the “Burn Rate”), which we define as the total number of shares subject to awards granted in a calendar year expressed as a percentage of our basic weighted average shares outstanding, was 2.01% for 2021, 1.58% for 2020, and 1.55% for 2019, and the average Burn Rate over the last three years was 1.71%.

The Board and management believe that the additional shares from the First Amendment will be sufficient to cover the Company’s equity compensation needs for the next three years, although this could change based on factors including merger and acquisition activity. The Board believes the potential dilution from equity issuances to be made under the 2019 Omnibus Plan, as amended by the First Amendment, is reasonable and that approval of the First Amendment is important in that it allows us to continue awarding equity incentives, which are an important component of our overall compensation program. If the First Amendment is not approved by the shareholders, awards will continue to be made under the 2019 Omnibus Plan as currently in effect to the extent shares are available.

The closing price of our common stock, as reported on the NYSE on March 31, 2022 was $25.04 per share. If the First Amendment is approved by the shareholders, we anticipate filing a Form S-8 registration statement with the SEC shortly after the Annual Meeting to register the shares authorized for issuance under the First Amendment.

Set forth below is a summary of the 2019 Omnibus Plan, as amended by the proposed First Amendment, which is qualified in its entirety by the specific language of the First Amendment, a copy of which is attached to this proxy statement as Annex A.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 47

Summary of the 2019 Omnibus Plan

Types of Awards. The 2019 Omnibus Plan provides for the grant of options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code, nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted share awards, restricted stock units (“RSUs”), performance shares, performance units, cash incentive awards, deferred share units and other equity-based and equity-related awards.

Plan Administration. The 2019 Omnibus Plan is administered by the Compensation Committee of our Board (the “Committee”). Subject to the terms of the 2019 Omnibus Plan and applicable law, the Committee has the sole authority to administer the 2019 Omnibus Plan, including, but not limited to, the authority to (1) designate participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of Common Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards, (4) determine the terms and conditions of any awards, (5) determine the vesting schedules of awards and, if certain performance goals must be attained in order for an award to vest or be settled or paid, establish such performance goals and determine whether, and to what extent, such performance goals have been attained, (6) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, Common Shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended, (7) determine whether, to what extent and under what circumstances cash, Common Shares, other securities, other awards, other property and other amounts payable with respect to an award will be deferred either automatically or at the election of the holder thereof or of the Committee, (8) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2019 Omnibus Plan and any instrument or agreement relating to, or award made under, the 2019 Omnibus Plan, (9) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the 2019 Omnibus Plan, (10) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, (11) amend an outstanding award or grant a replacement award for an award previously granted under the 2019 Omnibus Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such award to us or the participant differ from those consequences that were expected to occur on the date the award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit awards to be granted that have more favorable tax consequences than initially anticipated, and (12) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2019 Omnibus Plan. However, the Committee does not have the authority to accelerate vesting of an award other than (x) in connection with the participant’s death or disability or (y) in connection with a termination following a change of control of us.

Shares Available For Awards. Subject to adjustment for changes in capitalization, the maximum aggregate number of Common Shares that may be delivered pursuant to awards granted under the 2019 Omnibus Plan, as amended by the First Amendment, is equal to the sum of (i) 3,075,000, (ii) the number of any Common Shares remaining available for future grants of awards under the 2010 Plan as of the date the 2019 Omnibus Plan was approved by our shareholders and (iii) the number of any Common Shares with respect to awards granted under the 2010 Plan that are forfeited following the date that the 2019 Omnibus Plan was approved by our shareholders (such sum, the “Plan Share Limit”). The number of shares with respect to forfeited awards under the 2010 Plan (x) would be determined based on the number of Common Shares subject to such award (and not by the number of Common Shares that reduced the maximum aggregate number of Common Shares available under the 2010 Plan upon grant of such award) and (y) would not include any Common Shares with respect to awards granted under the 2010 Plan that are withheld or tendered to the Company to satisfy the applicable tax withholding obligation or in payment of the exercise price of such award. A maximum of 3,075,000 Common Shares may be delivered pursuant to ISOs granted under the 2019 Omnibus Plan.

Each Common Share with respect to which any award denominated in Common Shares is granted under the 2019 Omnibus Plan reduces the Plan Share Limit by one Common Share. Upon grant of a stock-settled SAR, each share with respect to which such stock-settled SAR is exercisable is counted as one share against the Plan Share Limit, regardless of the number of Common Shares actually delivered upon settlement of such stock-settled SAR. Awards that are required to be settled in cash do not reduce the Plan Share Limit. If any award granted under the 2019 Omnibus Plan is (A) forfeited, or otherwise expires, terminates or is canceled without the delivery of all Common Shares subject thereto, or (B) settled other than by the delivery of Common Shares (including, without limitation, cash settlement), then, in each case, the number of Common Shares subject to such award that were not issued with respect to such award are not treated as issued and the Plan Share Limit is increased by the number of Common Shares by which the Plan Share Limit was reduced upon issuance of such award. Notwithstanding the foregoing, the Plan Share Limit is not increased as a result of the surrender or tender of Common Shares in payment of the exercise price of an award or any taxes required to be withheld in respect of an award.

Subject to adjustment as described below, (1) in the case of awards that are settled in Common Shares, the maximum aggregate number of Common Shares with respect to which awards may be granted to any participant (other than awards granted to non-employee directors) in any fiscal year under the 2019 Omnibus Plan is 300,000 and (2) in the case of awards that are settled in cash based on the fair market value of a Common Share, the maximum aggregate amount of cash that may be paid pursuant to awards granted to any participant (other than awards granted to non-employee directors) in any fiscal year under the 2019 Omnibus Plan is equal to the per-Common Share fair market value (as defined in the 2019 Omnibus Plan) as of the relevant vesting, payment or settlement date multiplied by 300,000. In the case of all awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its fair market value) other than Common Shares that may be paid or delivered pursuant to awards under the 2019 Omnibus Plan to any participant (other than awards granted to non-employee directors) in any fiscal year is equal to $6,000,000.

48 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

Subject to adjustment as described below, (1) in the case of awards that are settled in Common Shares, the maximum aggregate number of Common Shares with respect to which awards may be granted to any non-employee director in any fiscal year under the 2019 Omnibus Plan is 25,000 and (2) in the case of awards that are settled in cash based on the fair market value of a Common Share, the maximum aggregate amount of cash that may be paid pursuant to awards granted to any non-employee director in any fiscal year under the 2019 Omnibus Plan is equal to the per-Common Share fair market value as of the relevant vesting, payment or settlement date multiplied by 25,000. In the case of all awards other than those described in the preceding sentence, and including cash retainer fees, the maximum aggregate amount of cash and other property (valued at its fair market value) other than Common Shares that may be paid or delivered pursuant to awards under the 2019 Omnibus Plan to any non-employee director participant in any fiscal year is $600,000.

Changes in Capitalization. In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off affecting the Common Shares, the Committee will make adjustments and other substitutions to awards, as permitted under the 2019 Omnibus Plan, in the manner it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of our Common Shares or other similar corporate transactions, the Committee in its discretion is permitted to make such adjustments and other substitutions to the 2019 Omnibus Plan and awards, as permitted under the 2019 Omnibus Plan, as it deemed appropriate or desirable.

Substitute Awards. The Committee is permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquired or with which we combined. Any Common Shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquired would not reduce the aggregate number of Common Shares available for awards under the 2019 Omnibus Plan, except that awards issued in substitution for ISOs would reduce the number of Common Shares available for ISOs under the 2019 Omnibus Plan.

Source of Shares. Any shares issued under the 2019 Omnibus Plan, as amended by the First Amendment, will consist, in whole or in part, of authorized and unissued Common Shares or of treasury shares.

Minimum Vesting Requirements. Awards granted under the 2019 Omnibus Plan are not be permitted to vest any earlier than the first anniversary of the date of grant of the applicable award; provided that the following awards are not be subject to the minimum vesting requirement: (i) substitute awards (described above), (ii) awards granted to non-employee directors in connection with an annual shareholder meeting that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding annual shareholder meeting and (iii) awards in respect of up to a maximum of 5% of the aggregate number of Common Shares that become available for grant under the 2019 Omnibus Plan (subject to adjustment as described above). Notwithstanding the foregoing, the minimum vesting requirements do not apply to or limit the Committee’s authority under the 2019 Omnibus Plan to vest awards earlier, as the Committee deems appropriate, upon the occurrence of a change of control or in the event of a participant’s termination of employment or service, in each case, as permitted by the 2019 Omnibus Plan.

Eligible Participants. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of us or our affiliates, in each case, within the meaning of Form S-8, who the Committee selects to receive an award under the 2019 Omnibus Plan or who receives a substitute award are eligible to participate in the 2019 Omnibus Plan. The Company currently has approximately 600 employees and eight non-employee directors eligible to participant in the 2019 Omnibus Plan and currently expects that awards will be generally limited to approximately 300 employees [(including nine officers), zero consultants] and eight non-employee directors.

Stock Options. The Committee is permitted to grant both ISOs and NSOs under the 2019 Omnibus Plan. The exercise price for options may not be less than the fair market value of Common Shares on the grant date. The Committee is not permitted to reprice any option granted under the 2019 Omnibus Plan without the approval of our shareholders. All options granted under the 2019 Omnibus Plan are NSOs unless the applicable award agreement expressly stated that the option was intended to be an ISO.

Each option will vest and become exercisable at such times, and in such manner and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable award agreement or thereafter. Unless otherwise set forth in the applicable award agreement, each option will expire upon the earlier of (a) the tenth anniversary of the date the option was granted and (b) (i), in the case of participants who are not non-employee directors, three months after the participant who was holding the option ceased to be an officer, employee or consultant for us or one of our affiliates or (ii) in the case of participants who are non-employee directors, two years after the participant who was holding the option ceased to be a non-employee directors. The exercise price is permitted to be paid (1) with cash (or its equivalent), (2) in the sole discretion of the Committee, with previously acquired Common Shares or through delivery of irrevocable instructions to a broker to sell our Common Shares otherwise deliverable upon the exercise of the option (provided that there was a public market for our Common Shares at such time) or (3) any other method or combination of methods approved by the Committee, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to us as of the date of such tender, together with any shares withheld by us in respect of taxes relating to an option, was at least equal to such aggregate exercise price plus taxes.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 49

Stock Appreciation Rights. The Committee is permitted to grant SARs under the 2019 Omnibus Plan. The exercise price for SARs may not be less than the fair market value of our Common Shares on the grant date. The Committee is not permitted to reprice any SAR granted under the 2019 Omnibus Plan without the approval of our shareholders. Upon exercise of a SAR, the holder will receive cash, Common Shares, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a Common Share on the date of exercise of the SAR over the exercise price of the SAR. Subject to the provisions of the 2019 Omnibus Plan and the applicable award agreement, the Committee will determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Unless otherwise set forth in the applicable award agreement, each SAR will expire upon the earlier of (a) the tenth anniversary of the date the SAR was granted and (b) (i), in the case of participants who are not non-employee directors, three months after the participant who was holding the SAR ceased to be an officer, employee or consultant for us or one of our affiliates or (ii) in the case of participants who are non-employee directors, two years after the participant who was holding the SAR ceased to be a non-employee directors.

Restricted Shares and Restricted Stock Units. Subject to the provisions of the 2019 Omnibus Plan, the Committee is permitted to grant restricted shares and RSUs. Restricted shares and RSUs will not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2019 Omnibus Plan or the applicable award agreement, except that the Committee could determine that restricted shares and RSUs will be permitted to be transferred by the participant for no consideration. Each RSU will be granted with respect to one Common Share or have a value equal to the fair market value of one such Common Share. Upon the lapse of restrictions applicable to an RSU, the RSU could be paid in cash, Common Shares, other securities, other awards or other property, or any combination thereof, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder will be entitled to the rights of a shareholder in respect of such restricted shares, including the right to vote and receive dividends.

Performance Shares and Performance Units. Subject to the provisions of the 2019 Omnibus Plan, the Committee is permitted to grant performance shares and performance units to participants. Performance units are awards with an initial value established by the Committee (or that was determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee will set performance goals that, depending on the extent to which they were met during a specified performance period, will determine the number of performance shares the participant will vest in or the number and/or value of performance units that will be paid out to the participant. The Committee, in its sole discretion, is permitted to pay earned performance units in the form of cash, Common Shares, other securities, other awards, or other property, or any combination thereof that will have an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units will be set forth in the applicable award agreement.

Cash Incentive Awards. Subject to the provisions of the 2019 Omnibus Plan, the Committee is permitted to grant cash incentive awards payable upon the attainment of performance goals.

Other Stock-Based Awards. Subject to the provisions of the 2019 Omnibus Plan, the Committee is permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee is permitted to determine the amounts and terms and conditions of any such awards.

Dividends and Dividend Equivalents. Subject to the provisions of the 2019 Omnibus Plan, the Committee is permitted to, on such terms and conditions as it determines, provide a participant with the right to receive dividends or dividend equivalents, payable in cash, Common Shares, other securities, other awards or other property, on a current or deferred basis, on any award granted under the 2019 Omnibus Plan other than stock options, SARs and cash incentive awards. However, a participant will only be eligible to receive dividends or dividend equivalents in respect of any such awards to the extent the applicable vesting criteria for such award have been satisfied and, in the case of any performance-based award that is payable upon the achievement of performance goal(s), a participant will be entitled to dividends or dividend equivalents in respect of such award only to the extent that the performance goal(s) for the applicable performance period are achieved and the Committee determines that all or some portion of such award has been earned for the performance period.

Amendment and Termination of the 2019 Omnibus Plan. Subject to any applicable law or government regulation and to the rules of the applicable stock exchange, the 2019 Omnibus Plan is (a) permitted to be amended, modified or terminated by our Board, or in the case of certain amendments, by the Committee, without the approval of our shareholders, except that shareholder approval will be required for any amendment that will (a) increase the maximum number of Common Shares available for awards under the 2019 Omnibus Plan or increase the maximum number of Common Shares that could be delivered pursuant to ISOs granted under the 2019 Omnibus Plan or (b) change the class of employees or other individuals eligible to participate in the 2019 Omnibus Plan. No modification, amendment or termination of the 2019 Omnibus Plan that will materially and adversely affect the rights of a participant will be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

The Committee is permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the 2019 Omnibus Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that will materially and adversely impair the rights of any participant to any award previously granted will not to that extent be effective without the consent of the affected participant.

50 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

The Committee is authorized to make adjustments in the terms and conditions of awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of us) affecting us, any of our affiliates or our financial statements or the financial statements of any of our affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Committee, in its discretion, has determined that those adjustments were appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Committee is permitted to provide for a cash payment to the holder of an award in consideration for the cancelation of such award.

Change of Control. The 2019 Omnibus Plan provides that, unless otherwise provided in an award agreement, if provision is made in connection with a change of control of us for assumption of, or substitution for, awards previously granted with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, (such assumption or substitution is referred to as a rollover), all awards that are outstanding and unvested as of immediately prior to the change of control would remain outstanding and unvested immediately thereafter, provided that performance shares, performance units, cash incentive awards and any other performance-based awards would no longer be subject to the achievement of performance goals and would convert to corresponding service-based awards as of the change of control based on the greater of target performance and actual performance levels, which will be determined by the Committee in its sole discretion as of the most recent practicable date prior to the change of control. However, if within 24 months following a change of control, a participant’s employment or services, as applicable, with the Company is terminated without cause (as defined in the 2019 Omnibus Plan):

•	any outstanding options or SARs then held by such participant would become fully exercisable and vested as of the date of such termination;

•

all performance shares, performance units, cash incentive awards and any other performance-based awards held by such participant that were granted following such change of control would vest and be paid out as if (A) the date of such termination were the last day of the applicable performance period and (B) target performance levels had been attained; and

•

all other outstanding awards (including performance shares, performance units, cash incentive awards and any other performance-based awards converted to service-based awards in connection with a rollover of awards as of a change of control) then held by such participant would automatically become fully exercisable and vested and all restrictions and forfeiture provisions would lapse as of the date of such termination.

The 2019 Omnibus Plan further provides that, unless otherwise provided in an award agreement, in the event of a change of control of us, unless provision was made in connection with the change of control for rollover of awards previously granted:

•	any options and SARs outstanding as of the date the change of control was determined to have occurred would become fully exercisable and vested, as of immediately prior to the change of control;

•

all performance shares, performance units, cash incentive awards and any other performance-based awards would vest and be paid out as if the date of the change of control were the last day of the applicable performance period and the greater of target performance and actual performance levels had been attained, which would be determined by the Committee in its sole discretion as of the most recent practicable date prior to the change of control; and

•

all other outstanding awards would automatically become fully exercisable and vested and all restrictions and forfeiture provisions related thereto would lapse as of immediately prior to such change of control.

Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:

•

during any period of 24 consecutive calendar months, a change in the composition of a majority of the board of directors, as constituted on the first day of such period, that was not supported by a majority of the incumbent board of directors;

•	consummation of certain mergers or consolidations of us with any other company following which our shareholders hold 50% or less of the combined voting power of the surviving entity;

•

the shareholders approve a plan of complete liquidation or dissolution of us unless such liquidation or dissolution is part of a transaction or series of transactions described in the preceding bullet; or

•

certain acquisitions by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors that was equal to or greater than 50%.

Clawback/Repayment. All awards are subject to reduction, cancelation, forfeiture, or recoupment to the extent necessary to comply with any clawback, forfeiture, or other similar policy adopted by the Board or the Committee and applicable law. Further, to the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the Company is permitted to require the participant to repay any such excess amount to the Company.

Term of the 2019 Omnibus Plan. No award is permitted to be granted under the 2019 Omnibus Plan after the tenth anniversary of the date the 2019 Omnibus Plan was approved by our shareholders.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 51

Certain Federal Tax Aspects of the 2019 Omnibus Plan

The following summary describes the U.S. federal income tax treatment associated with options awarded under the 2019 Omnibus Plan. The summary is based on the law as in effect on December 31, 2021. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Incentive Stock Options. Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the later of the two-year and one-year holding periods described above (a disqualifying disposition), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares and (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the AMT effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options. An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at that time, realize taxable income equal to (i) the per-share fair market value on the exercise date minus the exercise price multiplied by (ii) the number of shares with respect to which the option is being exercised. If the NSO was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of an NSO option are not subject to a substantial risk of forfeiture.

Section 162(m). Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our named executive officers (or any person who was a named executive officer for any year beginning with 2017) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes.

Section 409A. Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options that would be awarded under the 2019 Omnibus Plan are intended to be eligible for this exception.

52 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

New Plan Benefits

The Company has not approved any awards that are conditioned upon stockholder approval of the First Amendment.  Future awards made under the 2019 Omnibus Plan will be determined by the Committee in its discretion. It is, therefore, not possible to predict the awards that will be made to particular officers in the future under the 2019 Omnibus Plan, as amended by the First Amendment. If the proposed First Amendment had been in effect in fiscal year 2021, we expect that our award grants for fiscal year 2021 would not have been different from those actually made in that year under the 2019 Omnibus Plan.  For information regarding grants made under the 2019 Omnibus Plan during 2021 to our Named Executive Officers, see the table included under “Compensation Tables and Narratives—2021 Grants of Plan-Based Awards.”

For 2022, we intend to award our non-employee directors an annual grant of RSUs under the 2019 Omnibus Plan.  The number of RSUs to be issued to non-employee directors will be determined by dividing the dollar amount of the award (currently anticipated to be $150,000) by the closing market price of the Common Shares on the grant date (which is anticipated to be the date of the Meeting).  For information regarding grants made under the 2019 Omnibus Plan during 2021 to our non-employee directors, see the table included under “Compensation Tables and Narratives—2021 Director Summary Compensation Table.”

✓	The Board of Directors recommends a vote FOR the approval of the amendment to the 2019 Omnibus Plan.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 53

EXPENSES OF SOLICITATION

The cost of soliciting proxies on behalf of the Board will be borne by the Company. The Company has retained Mediant to assist with the solicitation of proxies for an estimated fee of $15,000 plus reimbursement for expenses. Proxies may be solicited in person or by mail, telephone or electronic transmission on our behalf by our directors, officers or employees, and no additional compensation will be paid to such individuals. The Company will also request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and will reimburse them for their reasonable forwarding expenses.

DATE OF SUBMISSION OF SHAREHOLDER

PROPOSALS AND DIRECTOR NOMINATIONS

In order for proposals submitted by the shareholders of the Company pursuant to Rule 14a-8 of the General Rules and Regulations under the Exchange Act to be included in the Company’s Proxy Statement and form of proxy relating to the 2023 annual meeting of shareholders, such proposals must be received at the Company’s principal executive offices no later than December 16, 2022. A shareholder choosing not to use the procedures established in Rule 14a-8 but wishing to submit a proposal at the Company’s 2023 annual meeting of shareholders must deliver written notice of the proposal at the Company’s principal executive offices no later than February 14, 2023, pursuant to Article 2, Section 12 of the Bylaws.

The Bylaws provide that shareholders who wish to nominate qualified candidates for election to the Board at the Company’s 2023 annual meeting of shareholders must deliver written notice of the nomination at the Company’s principal executive offices no later than February 14, 2023, pursuant to Article 2, Section 12 of the Bylaws and in accordance with the requirements set forth in Article 3, Section 8 of the Bylaws.

In addition, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2023.

Please refer to the advance notice provisions of the Bylaws for additional information and requirements regarding shareholder nominations or other shareholder proposals. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaws and SEC requirements for submitting a proposal or nomination. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

54 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, including all exhibits, has been filed with the SEC. Upon payment of the Company’s reasonable expenses, the Company will furnish a copy of any exhibit to the Form 10-K to any shareholder who makes a written request therefore to Investor Relations, Benchmark Electronics, Inc., 56 South Rockford Drive, Tempe, Arizona 85281. The Annual Report on Form 10-K is also available on our website at www.bench.com

OTHER MATTERS

The Board does not intend to bring any other matter before the Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Your vote is very important no matter how many shares you own. You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions in the Notice or the proxy card or (b) by signing, dating and returning the proxy card. A prompt response will be greatly appreciated.*

By order of the Board of Directors,

/s/ Stephen J. Beaver
Stephen J. Beaver
Secretary

*

We are actively monitoring the federal, state and local public health guidelines relating to COVID-19. In the event it is not possible or advisable to hold our annual meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change of venue or holding the meeting solely by means of remote communication. Please monitor our website at www.bench.com under “Investors,” as well as our filings with the SEC, for updated information. If you are planning to attend our meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the annual meeting.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. 55

ANNEX A

FIRST AMENDMENT TO THE
BENCHMARK ELECTRONICS, INC.

2019 OMNIBUS INCENTIVE COMPENSATION PLAN

Benchmark Electronics, Inc., a Texas corporation (the “Company”), previously established the Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan (the “Plan”), which was approved by the Company’s stockholders at the Company’s 2019 Annual Meeting of Stockholders. By adoption of this First Amendment, the Company desires to amend the Plan to increase the total number of Shares (as defined in the Plan) reserved and available for grant under the Plan by 1,375,000 as set forth below.

1.This First Amendment shall be effective as of the date on which it is approved by the Company’s stockholders at the Company’s 2022 Annual Meeting of Stockholders.

2.Section 4(a) (Shares Available for Awards; Cash Payable Pursuant to Awards. (a) Shares and Cash Available) of the Plan is hereby amended and restated in its entirety to read as follows:

(a)Shares and Cash Available.  Subject to adjustment as provided in Section 4(c), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to the sum of (i) 3,075,000, (ii) any Shares remaining available for future grants of awards under the Prior Plan as of the date the Plan is approved by the Company’s shareholders and (iii) any Shares with respect to awards granted under the Prior Plan that are forfeited following the date that the Plan is approved by the Company’s shareholders (such sum, the “Plan Share Limit”); provided that, for the avoidance of doubt, the amount described in clause (iii) above (x) shall be determined based on the number of Shares subject to such award (and not by the number of Shares that reduced the maximum aggregate number of Shares available under the Prior Plan upon grant of such award) and (y) shall not include any Shares with respect to awards granted under the Prior Plan that are withheld or tendered to the Company to satisfy the applicable tax withholding obligation or in payment of the exercise price of such award. A maximum of 3,075,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan. Each Share with respect to which an Award denominated in Shares is granted under the Plan shall reduce the Plan Share Limit by one Share. Upon grant of a stock-settled SAR, each Share with respect to which such stock-settled SAR is exercisable shall be counted as one Share against the Plan Share Limit, regardless of the number of Shares actually delivered upon settlement of such stock-settled SAR. Awards that are required to be settled in cash shall not reduce the Plan Share Limit. If any Award granted under the Plan is (A) forfeited, or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, or (B) is settled other than by the delivery of Shares (including, without limitation, cash settlement), then, in each case, the number of Shares subject to such Award that were not issued with respect to such Award shall not be treated as issued hereunder and the Plan Share Limit shall be increased by the number of Shares by which the Plan Share Limit was reduced upon the issuance of such Award. Notwithstanding the foregoing, the Plan Share Limit shall not be increased as a result of the surrender or tender of Shares to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award.

3.This First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.

Benchmark Electronics, Inc. • 2022 Proxy Statement Benchmark. A-1

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this _____ day of __________________, 2022.

BENCHMARK ELECTRONICS, INC.

By:

Name:

Its:

A-2 Benchmark. Benchmark Electronics, Inc. • 2022 Proxy Statement

Benchmark Corporate Headquarters Benchmark Electronics, Inc. 56 S Rockford Dr Tempe, AZ 85281 USA 833-BENCH-00 (833.236.2400) info@bench.com www.bench.com Benchmark Sustainability Report 2021 Download our 2021 Sustainability Report at www.bench.com/sustainability Benchmark 2022 Notice of Annual Meeting and Proxy Statement

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Benchmark Electronics, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 31, 2022 TIME: Wednesday, May 25, 2022 8:00 AM, Local Time PLACE: 56 South Rockford Drive Tempe, AZ 85281 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jeffrey W. Benck, Stephen J. Beaver, Roop K. Lakkaraju (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Benchmark Electronics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/BHE • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-206-5293 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Benchmark Electronics, Inc.

Annual Meeting of Stockholders

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. To elect nine directors to serve on the Board of Directors until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified;	FOR	AGAINST	ABSTAIN	
1.01 David W. Scheible	☐	☐	☐	**FOR**
1.02 Anne De Greef-Safft	☐	☐	☐	**FOR**
1.03 Douglas G. Duncan	☐	☐	☐	**FOR**
1.04 Robert K. Gifford	☐	☐	☐	**FOR**
1.05 Ramesh Gopalakrishnan	☐	☐	☐	**FOR**
1.06 Kenneth T. Lamneck	☐	☐	☐	**FOR**
1.07 Jeffrey S. McCreary	☐	☐	☐	**FOR**
1.08 Lynn A. Wentworth	☐	☐	☐	**FOR**
1.09 Jeffrey W. Benck	☐	☐	☐	**FOR**
	FOR	AGAINST	ABSTAIN	
2. To provide an advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐	**FOR**
3. Ratify the appointment of KPMG LLP as independent registered public accounting firm.	☐	☐	☐	**FOR**
4. Approval to an amendment to the Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan to increase the total number of authorized shares of the Company's common stock available for grant thereunder by 1,375,000 shares.	☐	☐	☐	**FOR**

☐ **Check here if you would like to attend the meeting in person.**

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Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________